Exhibit C(8)








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                               INDENTURE OF TRUST


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                                   $16,700,000

                           PORT OF ST. HELENS, OREGON

              VARIABLE RATE DEMAND POLLUTION CONTROL REVENUE BONDS

                   (PORTLAND GENERAL ELECTRIC COMPANY PROJECT)

                                  1985 SERIES B


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                            Dated as of June 1, 1985



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Parties........................................................................1
Preambles......................................................................1

                                    ARTICLE I
                                   Definitions
                                   -----------

Section

   1.01     Definitions........................................................2
   1.02     Number and Gender.................................................14
   1.03     Articles, Sections, Etc...........................................14

                                   ARTICLE II
                                    The Bonds
                                    ---------

   2.01     Authorization of Bonds; Terms of
            1985 Series B Bonds...............................................15
   2.02     Additional Bonds..................................................25
   2.03     Execution of Bonds................................................26
   2.04     Exchange of Bonds.................................................27
   2.05     Bond Register.....................................................27
   2.06     Temporary Bonds...................................................28
   2.07     Bonds Mutilated, Lost, Destroyed or Stolen........................28

                                   ARTICLE III
                                Issuance of Bonds
                                -----------------

   3.01     Authentication and Delivery of Bonds..............................29
   3.02     Application of Proceeds of Bonds..................................30
   3.03     Construction Fund.................................................30

                                   ARTICLE IV
                               Redemption of Bonds
                               -------------------

   4.01     Redemption of Bonds...............................................32
   4.02     Selection of Bonds for Redemption.................................39
   4.03     Notice of Redemption..............................................40
   4.04     Partial Redemption of Registered Bonds............................42
   4.05     Effect of Redemption..............................................42


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                                                                            Page
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                                    ARTICLE V
                                    Revenues
                                    --------

Section

   5.01     Pledge of Revenues................................................43
   5.02     Bond Fund.........................................................43
   5.03     Trustee Authorized to Draw on Letter of Credit
            and to Realize Moneys Under an
            Alternate Credit Facility.........................................44
   5.04.    Investment of Moneys..............................................45
   5.05     Assignment to Trustee; Enforcement of obligations.................46
   5.06     Letter of Credit..................................................46
   5.07     Alternate Credit Facility.........................................48
   5.08     Repayment to Company..............................................49

                                   ARTICLE VI
                             Covenants of the Issuer
                             -----------------------

   6.01     Payment of Principal and Interest.................................49
   6.02     Extension or Funding of Claims for Interest.......................49
   6.03     Paying Agents.....................................................50
   6.04     Preservation of Revenues; Amendment of Documents..................50
   6.05     Compliance with Indenture.........................................50
   6.06     Other Liens.......................................................51
   6.07     Further Assurances................................................51

                                   ARTICLE VII
                                     Default
                                     -------

   7.01     Events of Default; Acceleration; waiver of Default................51
   7.02     Drawing Under Letter of Credit; Institution of Legal
            Proceedings by Trustee............................................53
   7.03     Application of Moneys Collected by Trustee........................54
   7.04     Effect of Delay or Omission to Pursue Remedy......................54
   7.05     Remedies Cumulative...............................................55
   7.06     Covenant to Pay Bonds in Event of Default.........................55


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                                                                            Page
                                                                            ----

Section

   7.07     Trustee Appointed Agent for Bondholders...........................56
   7.08     Power of Trustee to Control proceedings...........................56
   7.09     Limitation on Bondholders' Right to Sue...........................56
   7.10     Limitation of Liability to Revenues...............................57

                                  ARTICLE VIII
                                   The Trustee
                                   -----------

   8.01     Acceptance of the Trusts..........................................57
   8.02     Corporate Trustee Required; Eligibility...........................61
   8.03     Fees, Charges, and Expenses of Trustee and pang Agent.............62
   8.04     Notice to Bondholders if Default or Event of Default Occurs.......62
   8.05     Intervention by Trustee...........................................63
   8.06     Successor Trustee.................................................63
   8.07     Resignation by the Trustee........................................63
   8.08     Removal of the Trustee............................................63
   8.09     Appointment of Successor Trustee..................................64
   8.10     Concerning any Successor Trustees.................................64
   8.11     Designation and Succession of Paying
            Agents; Agreement with Paying Agent...............................65
   8.12     Appointment of Co-Trustee.........................................66
   8.13     Trustee Protected in Relying. Upon Resolution, Etc................67
   8.14     Successor Trustee As the Trustee
            of Bond Fund and Construction Fund,
            Paying Agent and Registrar........................................67
   8.15     Disqualification; Conflicting Interest............................67
   8.16     Preferential Collection of Claims Against Company.................73
   8.17     Reports by the Trustee............................................78

                                   ARTICLE IX
                            Modification Of Indenture
                            -------------------------

   9.01     Modification without Consent of Bondholders.......................79
   9.02     Modification with Consent of Bondholders..........................81
   9.03     Effect of Supplemental Indenture..................................82
   9.04     Opinion of Counsel as to Supplemental Indenture...................82
   9.05     Notation of Modification on Bonds; Preparation of New Bonds.......82


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                                                                            Page
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                                    ARTICLE X
                                   Defeasance
                                   ----------

Section

   10.01    Discharge of Indenture............................................82
   10.02    Discharge of Liability on Bonds...................................84
   10.03    Payment of Bonds after Discharge of Indenture.....................84
   10.04    Deposit of Money or Securities with Trustee.......................85

                                   ARTICLE XI
                                  Miscellaneous
                                  -------------

   11.01    Successors of Issuer..............................................86
   11.02    Limitation of Rights to Parties and Bondholders...................86
   11.03    Waiver of Notice..................................................86
   11.04    Destruction of Bonds..............................................86
   11.05    Separability of Invalid Provisions................................86
   11.06    Notices...........................................................87
   11.07    Evidence of Rights of Bondholders.................................87
   11.08    Waiver of Personal Liability......................................89
   11.09    Section 11.09. Applicable Law.....................................89
   11.10    Publication of Notices............................................89
   11.11    Execution in Several Counterparts.................................89

Execution   ..................................................................90

Exhibit A  Form of Fully Registered Bond



                                       iv

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          THIS INDENTURE OF TRUST, made and entered into as of June 1, 1985 by and between Port of St. Helens, Oregon, a municipal corporation of the State of Oregon (the "Issuer"), and Chemical Bank, duly organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York, with its principal office located at New York, New York, as Trustee (the "Trustee").

                                   WITNESSETH:

          WHEREAS, Oregon Revised Statutes Chapter 777 (the "Act") provides that municipal corporations designated as ports and incorporated thereunder are authorized and shall have the power to issue revenue bonds for the purpose of carrying into effect the construction of improvements and the acquisition of personal properties suitable for use by any industry, to acquire any interest in real or personal property necessary or convenient in carrying out its powers and to lease the same to others; and

          WHEREAS, the Act provides that such bonds shall be payable solely and only from the revenues derived from such facilities and shall be secured by a pledge of the revenues out of which such bonds shall be payable; and

          WHEREAS, pursuant to and in accordance with the provisions of the Act, the Issuer has authorized and undertaken through rental payments to provide funds to assist in the financing of the acquisition and construction of a portion of certain air and water pollution control and solid waste disposal facilities (the "Project") for use by Portland General Electric Company, an Oregon corporation (the "Company") at the Trojan Nuclear Power Plant (the "Facility") in Columbia County, Oregon; and

          WHEREAS, the Issuer proposes to finance the cost of the Project by the issuance of $16,700,000 aggregate principal amount of its Variable Rate Demand Pollution Control Revenue Bonds, 1985 Series B (Portland General Electric Company Project) (the "1985 Series B Bonds"); and to lease the Project from the Company and to sublease the Project to the Company pursuant to the terms and conditions of a Lease and Sublease Agreement dated as of June 1, 1985 between the Issuer and the Company (the "Agreement").

          WHEREAS, in order to provide for the authentication and delivery of the 1985 Series B Bonds, to establish and declare the terms and conditions upon which the 1985 Series B Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, the Issuer has authorized the execution and delivery of this Indenture; and

          WHEREAS, all Bonds issued under this Indenture will be secured by a pledge and assignment of the Agreement; and

          WHEREAS, the 1985 Series B Bonds and the certificate of authentication to be executed thereon are to be in substantially the forms set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions, as permitted or required by this Indenture; and

          WHEREAS, all acts and proceedings required by law necessary to make the 1985 Series B Bonds when executed by the Issuer, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal limited obligations of the Issuer, and to constitute this Indenture a valid and binding agreement for the uses and purposes herein set forth, in accordance with its terms, have been done and taken; and the execution and delivery of this Indenture have been in all respects duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of, and the interest and premium, if any, on, all Bonds at any time issued and outstanding under this Indenture, according to their tenor, and to secure the performance and observance of all the covenants and conditions therein and herein set forth, and to declare the terms and conditions upon and subject to which the Bonds are to be issued and received, and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Issuer covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Bonds, as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. Unless the context otherwise requires, the terms defined in this Section 1.01 shall, for all purposes of this Indenture and of the Agreement and of any indenture supplemental hereto or agreement supplemental thereto, have the meanings herein specified, as follows:


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          The term "Act" shall mean Oregon Revised Statutes Chapter 777, as amended and supplemented to the date hereof.

          The term "Act of Bankruptcy" of the Issuer or the Company, shall mean any of the following with respect to such party: (a) the commencement by such party of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws; (b) the filing of a petition with a court having jurisdiction over such party to commence an involuntary case against such party under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, unless such petition shall have been dismissed by a court of competent jurisdiction and such dismissal shall be final and not subject to appeal; (c) such party shall admit in writing its inability to pay its debts generally as they become due;
(d) a receiver, trustee or liquidator of such party shall be appointed in any proceeding brought against such party, unless such appointment shall have been vacated by order of a court of competent jurisdiction and such order shall be final and not subject to appeal; (e) assignment by such party for the benefit of its creditors; or (f) the entry by such party into an agreement of composition with its creditors.

          The term "Act of Bankruptcy" of the Credit Bank shall mean any of the following with respect to such bank: (a) the commencement by such bank of a voluntary case under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws; (b) the filing of a petition with a court having jurisdiction over such bank to commence an involuntary case against such bank under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or similar laws, unless such petition shall have been dismissed by a court of competent jurisdiction and such dismissal shall be final and not subject to appeal; (c) such bank shall admit in writing its inability to pay its debts generally as they become due; (d) a receiver, trustee or liquidator of such bank shall be appointed in any proceeding brought against such bank, unless such appointment shall have been vacated by order of a court of competent jurisdiction and such order shall be final and not subject to appeal; (e) assignment by such bank for the benefit of its creditors; (f) the entry by such bank into an agreement of composition with its creditors; or (g) such bank has been taken over or merged by the Federal Deposit Insurance Corporation or comparable substantive action shall have been taken by any governmental agency.

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          The term "Additional Bonds" shall mean any bonds issued pursuant to the provisions of Section 2.02 hereof.

          The term "Agreement" shall refer to the Lease and Sublease Agreement, dated as of June 1, 1985, between the Issuer and the Company, as originally executed or as it may from time to time be supplemented or amended.

          The term "Alternate Credit Facility" shall mean any credit facility provided in accordance with Section 4.5(c) of the Agreement.

          The term "Authorized Company Representative" shall mean any person who at the time and from time to time may be designated, by written certificate furnished to the Issuer and the Trustee, as the person authorized to act on behalf of the Company. Such certificate shall contain the specimen signature of such person, shall be signed on behalf of the Company by its president or any vice president and shall designate an alternate or alternates. Unless otherwise expressly provided herein, wherever notice or direction by the Company to the Trustee or the Issuer is required or provided for herein, said notice or direction shall only be effective if given by an Authorized Company Representative.

          The term "Authorized Denomination" means (i) during any Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period of less than six months, $100,000 or any integral multiple thereof and (ii) during any Term Interest Rate Period of six months or more, $5,000 or any integral multiple thereof.

          The term "Available Moneys" shall mean (a) with respect to any payment date occurring during the term of the Letter of Credit; (i) moneys which have been paid to the Trustee or the Depository Agent by the Company or its designee and have been on deposit with the Trustee in the Bond Fund in a separate and segregated account or accounts or subaccount or subaccounts for at least 123 days prior to and during. which time no other moneys were held in such account and prior to and during which 123 days no Act of Bankruptcy shall have occurred, and the proceeds from the investment thereof; and (ii) moneys on deposit with the Trustee or the Depository Agent representing proceeds (other than proceeds deposited in the Construction Fund) from the issuance and sale of the Bonds or representing proceeds from the resale on the date of purchase by the Remarketing Agent of Bonds purchased or deemed purchased with proceeds of such resale as provided in Section 4.01(b) (iii) of this Indenture and in the Depository Agreement while the Letter of Credit or any Substitute Letter of Credit is in effect, or representing proceeds from the issuance and sale of refunding bonds which proceeds are deposited directly with the Trustee upon the issuance of such refunding bonds, which in each case were at all times since their receipt by the Trustee or the Depository Agent held in a separate and segregated account or accounts or subaccount or subaccounts in which no moneys which were not Available Moneys were at any time held, and the proceeds from the investment thereof; and (iii) moneys transferred into the Bond Fund from the Construction Fund which were transferred to the Bond Fund and held in a separate and segregated account or accounts or subaccount or subaccounts for at least 123 days (during which time no other moneys were held in such account) after (x) the Completion Date and payment (or provision for payment satisfactory to the Trustee in accordance with Section 3.03 hereof) of all costs and expenses incident to the Cost of the Project and to the issuance of the Bonds and (y) the Company shall have ceased to have any right to use or to direct the use or application of such moneys, except after payment of the Bonds and except as otherwise provided in Section 3.03 hereof to direct the Trustee to apply the same to the redemption of Bonds (the matters referred to in such items
(x) and (y) shall be evidenced by a certificate filed by the Company with the Trustee to that effect), prior to and during which 123 days no Act of Bankruptcy shall have occurred, and the proceeds from the investment thereof; and (iv) moneys drawn under the Letter of Credit which in each case were at all times since their receipt by the Trustee or the Depository Agent held in a separate and segregated account or accounts or subaccount or subaccounts in which no moneys (other than those drawn under the Letter of Credit) were at any time held, and (b) with respect to any payment date not occurring during the term of the Letter of Credit, any moneys furnished to the Trustee and the proceeds from the investment thereof.

          The term "Base Rate" shall mean the rate of interest announced publicly from time to time by Chemical Bank at its principal office in New York, New York, as its prime rate.

          The term "Bond" or "Bonds" shall mean any 1985 Series B Bond, and any Additional Bonds authorized under and secured by this Indenture.

          The term "Bond Counsel" shall mean any attorney at law or firm of attorneys, of nationally recognized standing in matters pertaining to the federal tax exemption of interest on bonds issued by states and political subdivisions, and duly admitted to practice law before the highest court of any state of the United States, but shall not include counsel for the Company.

          The term "Bond Fund" shall mean the Portland General Electric Company 1985 Series B Bond Fund established pursuant to Section 5.02 hereof.

          The term "Business Day" shall mean a day on which banks located in the cities in which the Principal Offices of the Trustee, the Depository Agent, and the Credit Bank are located, are not required or authorized to remain closed, and on which The New York Stock Exchange is not closed.

          The term "Certificate of the Issuer" shall mean a certificate signed by the President of the Issuer's Board of Port commissioners and attested by the Issuer's Secretary.

          The term "Certified Resolution" shall mean a copy of a resolution of the Issuer certified by the President of the Issuer's Board of Port Commissioners and attested by the Secretary of the Issuer to have been duly adopted by the Issuer and to be in full force and effect on the date of such certification.

          The term "Code" shall mean the Internal Revenue Code of 1954, as amended.

          The term "Company" shall mean (i) Portland General Electric Company, an Oregon corporation, and its successors and assigns, and (ii) any surviving, resulting or transferee corporation as provided in Section 5.2 of the Agreement.

          The term "Completion Date" shall mean the date of completion of the Project as that date shall be certified as provided in Section 3.4 of the Agreement.

          The term "Construction Fund" shall mean the Portland General Electric Company 1985 Series B Construction Fund established pursuant to Section 3.02 hereof.

          The term "Construction Period" shall mean the period during which interest for any portion of the Project may be capitalized for federal income tax purposes.

          The term "Cost of the Project" shall mean the sum of the items, or any such item, authorized to be paid from the Construction Fund pursuant to the provisions of Section 3.3 of the Agreement.

          The term "Credit Bank" shall mean (a) the Los Angeles Agency of The Long-Term Credit Bank of Japan, Ltd., or the issuer of any then outstanding Substitute Letter of Credit, and (b) the successors and assigns thereof and any surviving, resulting or transferee banking corporation or association with or into which it may be consolidated or merged or to which it may transfer all or substantially all of its banking business.

          The term "Daily Interest Rate" shall mean a variable interest rate on the 1985 Series B Bonds established daily in accordance with Section 2.01(b)(ii)(C)(I) hereof.

          The term "Daily Interest Rate Period" shall mean each period during which a Daily Interest Rate is in effect.

          The term "Depository Agent" shall mean Chemical Bank, named as the depository agent pursuant to the Depository Agreement, or its successors or assigns.

          The term "Depository Agreement" shall mean that certain Depository Agreement, dated as of June 1 , 1985, among the Trustee, the Depository Agent, the Registrar, the Company, the Remarketing Agent and the Credit Bank.

          The term "Determination of Taxability" shall mean a determination that the interest payable on any Bond is includable in the gross income of the holder of such Bond (other than a holder who is a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the Code). Such determination shall be deemed to have been made upon the date on which, due to the untruth or inaccuracy of any representation or warranty made by the Company in the Agreement, or the breach of any covenant or warranty of the Company contained in the Agreement, interest on the 1985 Series B Bonds, or any of them, is determined to be includable in the gross income for federal income tax purposes of the owners thereof (other than an owner who is a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the Code) by a final administrative determination of the Internal Revenue Service or judicial decision of a court of competent jurisdiction in a proceeding of which the Company received notice and was afforded an opportunity to participate to the full extent permitted by law. A determination or decision will not be considered final for purposes of the preceding sentence unless (A) the holder or holders of the 1985 Series B Bonds involved in the proceeding in which the issue is raised (I) shall have given the Company and the Trustee notice of the commencement thereof and (II) shall have offered the Company the opportunity to control the proceeding, provided the Company agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Company shall not be liable for the fees or expenses of such counsel); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

          The term "Event of Default" as used herein shall have the meaning specified in Section 7.01 hereof, and as used in the Agreement shall have the meaning specified in Section 6.1 thereof.

          The term "Extraordinary Services" and "Extraordinary Expenses" shall mean all services rendered and all expenses incurred under this Indenture including, without limitation, those expenses to be paid to the Trustee under
Section 8.3 of the Agreement, other than Ordinary Services and Ordinary
Expenses.

          The term "Facility" shall mean the Trojan Nuclear Power Plant at which the Project is located.

          The term "Government Obligations" shall mean obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America.

          The term "holder" or "Bondholder" shall mean the registered owner of any Bond.

          The term "Indenture" shall mean this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

          The term "Interest Payment Date" shall mean, with respect to each Interest Rate Period, the day next succeeding the last day thereof and in addition, (i) with respect to any Daily Interest Rate Period or any Weekly Interest Rate Period, the first Business Day of each calendar month, and (ii) with respect to any Term Interest Rate Period of six months or more, semiannually, on the first day of the sixth calendar month following the effective date of such Term Interest Rate Period, and on the first day of each successive sixth calendar month.

          The term "Interest Period" shall mean the period from and including any Interest Payment Date to and including the day immediately preceding the next following interest Payment Date, except that the first Interest Period shall be the period from and including the date of the first authentication and delivery of any series of Bonds to and including the day immediately preceding the first Interest Payment Date with respect to such series.

          The term "Interest Rate Period" shall mean, collectively, a Daily Interest Rate Period, a Weekly Interest Rate Period and a Term Interest Rate Period.

          The term "Issuer" shall mean the issuer of the Bonds hereunder.

          The term "Letter of Credit" shall mean the irrevocable Letter of Credit issued by the Credit Bank to the Trustee contemporaneously with the initial authentication and delivery of the 1985 Series B Bonds, including any extensions thereof, provided that upon the issuance and delivery of a Substitute Letter of Credit in accordance with Section 4.5(b) of the Agreement, "Letter of Credit" shall mean such Substitute Letter of Credit instead of the letter of credit for which such Substitute Letter of Credit has been substituted.

          The term "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of an Authorized Company Representative.

          The term "1985 Series B Bonds" shall mean the Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds (Portland General Electric Company Project) 1985 Series B, authorized and issued hereunder in an aggregate principal amount of $16,700,000.

          The term "Notice by Mail" or "Notice" of any action or condition "by Mail" shall mean a written notice meeting the requirements of this Indenture mailed by first-class mail to the holders of specified registered Bonds, at the addresses shown on the registration books maintained pursuant to Section 2.05 hereof.

          The term "Opinion of Counsel" shall mean a written opinion of counsel (who may be counsel for the Company) acceptable to the Trustee and the Company.

          The term "Optional Termination Date" shall mean the date that the Trustee surrenders the Letter of Credit to the Credit Bank for cancellation as provided in Section 5.06(f) herein.

          The term "Ordinary Services" and "Ordinary Expenses" mean those services normally rendered and those expenses, including fees of counsel, normally incurred by a trustee or paying agent under instruments similar to this Indenture.

          The term "Outstanding," when used as of any particular time with reference to Bonds, shall (subject to the provisions of Section 11.07(d)) mean all Bonds theretofore authenticated and delivered by the Trustee under this Indenture except:

          (a) Bonds theretofore cancelled by the Trustee or surrendered to the Trustee for cancellation;

          (b) Bonds in lieu of or in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof;

          (c) Undelivered Bonds; and

          (d) Bonds deemed to have been paid as provided in Article X hereof.

          The term "Paying Agent" shall mean Chemical Bank, in New York, New York, or its successor as paying agent hereunder, or any paying agency, including the United States National Bank of Oregon, its successors and assigns.

          The term "Permitted Investments" shall mean any of the following obligations or securities, to the extent permitted by law, on which neither the Company nor any of its subsidiaries is the obligor:

          (a) deposit accounts (which may be represented by certificates of deposit) or bankers' acceptances in banks (including the Trustee and any Paying Agent) or savings and loan associations having a combined capital and surplus of not less than $10,000,000;

          (b) Governmental Obligations;

          (c) commercial or finance company paper or other corporate debt securities rated in any of the three highest generic rating categories for such paper or securities by a nationally recognized rating agency (determined on the basis of the categories in use on the date hereof without regard to any refinement or gradation by a numerical modifier or otherwise);

          (d) repurchase agreements with banking or financial institutions having a combined capital and surplus of not less than $10,000,000 (including the Trustee and any Paying Agent) with respect to any of the foregoing obligations or securities; and

          (e) any other obligations or securities not prohibited by law.

          The term "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

          The term "Principal Office" of the Credit Bank shall mean the office of the Credit Bank at which drafts or demands under the Letter of Credit must be presented for payment, initially located in Los Angeles, California.

          The term "Principal Office" of the Depository Agent shall mean the principal corporate trust office of the Depository Agent initially located in New York, New York.

          The term "Principal Office" of the Remarketing Agent shall mean the office thereof designated in writing by the Remarketing Agent to the Issuer, the Trustee, the Credit Bank and the Company.

          The term "Principal Office" of the Trustee shall mean the principal corporate trust office of the Trustee initially located in New York, New York.

          The term "Project" shall mean those facilities, including real property, structures, buildings, fixtures or equipment, described in Exhibit A to the Agreement, as it may be amended from time to time, which facilities are to be financed, in whole or in part, from the proceeds of the sale of the Bonds or by any payment by the Company pursuant to Section 3.3 of the Agreement, and any real property, structures, buildings, fixtures or equipment acquired in substitution for, as a renewal or replacement of, or a modification or improvement to, all or any part of the facilities described in said Exhibit A.

          The term "Qualified Newspaper" shall include The Wall Street Journal and The Bond Buyer and any other newspaper or journal containing financial news, printed in the English language and customarily published on each business day, of general circulation in New York, New York, and selected by the Trustee, whose decision shall be final and conclusive.

          The term "Rating Category" or "Rating Categories" shall mean one or more of the generic rating categories of a nationally recognized securities rating agency, without regard to any refinement or gradation of such rating category or categories by a numerical modifier or otherwise.

          The term "Record Date" means (i) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, any Weekly Interest Rate Period or any Term Interest Rate Period of less than three months, the close of business on the last day before such Interest Payment Date and (ii) with respect to any Interest Payment Date in respect of any Term Interest Rate Period of three months or more, the close of business on the fifteenth day before any such Interest Payment Date (whether or not such day is a Business Day).

          The term "Registrar" shall mean the Trustee.

          The term "Reimbursement Agreement" shall mean the Reimbursement Agreement, dated as of June 1, 1985 (or other agreement pursuant to which a Substitute Letter of Credit is issued), between the Company and the Credit Bank, as originally executed or as it may from time to time be supplemented or amended.

          The term "Remarketing Agent" shall mean Goldman, Sachs & Co. and any permitted successor thereto.

          The term "Remarketing Agreement" shall mean the Remarketing Agreement, dated as of June 1, 1985, by and between the Company and the Remarketing Agent.

          The term "Rental Payments" shall mean any amount that the Company is required to pay directly to the Trustee pursuant to Section 4.2(a) of the Agreement as payments under the sublease of the Project from the Issuer to the Company.

          The term "Responsible Officer" of the Trustee shall mean and include the chairman of the board of directors, the president, every vice president, every assistant vice president, the cashier, every assistant cashier, every trust officer, and every officer and assistant officer of the Trustee, other than those specifically above mentioned, to whom any corporate trust matter is referred because of his knowledge of, and familiarity with, a particular subject.

          The term "Revenues" shall mean all rents, receipts, payments and other income derived by the Issuer or the Trustee under the Agreement, the Letter of Credit, the Alternate Credit Facility, if any, or otherwise in respect of the Project, and any income or revenue derived from the investment of any money in any fund or account established pursuant to this Indenture, including all Rental Payments and any other payments made by the Company pursuant to the Agreement; but such term shall not include moneys used to pay the purchase price of Bonds as provided in Section 4.01(b)(iii) hereof or payments to the Issuer or the Trustee pursuant to Sections 4.2(b), 4.2(c), 4.2(f), 6.3, 8.2 and 8.3 of the Agreement.

          The term "Security Agreement" means the Security Agreement dated as of June 1, 1985 between the Company and the Credit Bank.

          The term "S&P" shall mean Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of an Authorized Company Representative.

          The term "Substitute Letter of Credit" shall mean a letter of credit which conforms with the requirements of Section 4.5(b) of the Agreement.

          The term "supplemental indenture" or "indenture supplemental hereto" shall mean any indenture hereafter duly authorized and entered into between the Issuer and the Trustee in accordance with the provisions of this Indenture.

          The term "Term Interest Rate" shall mean a non-variable interest rate on the 1985 Series B Bonds established in accordance with Section
2.01(b)(ii)(E)(I) hereof.

          The term "Term Interest Rate Period" shall mean each period during which a Term Interest Rate is in effect.

          The term "Treasury Rate" shall mean the interest rate applicable to 13-week United States Treasury bills determined by the Remarketing Agent on the basis of the average per annum coupon equivalent rate at which such 13-week Treasury bills shall have been sold at the most recent Treasury auction.

          The term "Trustee" shall mean Chemical Bank, a state banking corporation organized and existing under the laws of the State of New York, or its successor for the time being as Trustee hereunder.

          The term "Undelivered Bonds" shall mean Bonds which are deemed to have been purchased as provided in Section 4.01(b)(iii) hereof, but which have not been surrendered to the Trustee.

          The term "Weekly Interest Rate" shall mean a variable interest rate on the 1985 Series B Bonds established weekly in accordance with Section 2.01(b)(ii)(D)(I) hereof.

          The term "Weekly Interest Rate Period" shall mean each period during which a Weekly Interest Rate is in effect.

          The terms "Written Consent of the Issuer," "Written Order of the Issuer," "Written Request of the Issuer" and "Written Requisition of the Issuer" shall mean, respectively, a written consent, order, request or requisition signed by or on behalf of the Issuer by the President of its Board of Port Commissioners and delivered to the Trustee.

          Section 1.02. Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.01, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

          Section 1.03. Articles Sections, Etc. All references herein to "Articles," "Sections" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

                                   ARTICLE II

                                    THE BONDS

          Section 2.01. Authorization of Bonds; Terms of 1985 Series B Bonds.
(a) General. Bonds may be issued hereunder from time to time. The maximum principal amount of Bonds which may be issued hereunder is not limited (except to the extent required by Section 5.6 of the Agreement). The Bonds shall be issued as fully registered Bonds, without coupons, in Authorized Denominations. The 1985 Series B Bonds shall be in substantially the form set forth in Exhibit A hereto.

          (b) 1985 Series B Bonds. (i) The first series of Bonds to be issued under this Indenture is hereby created and such Bonds are designated as the Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds (Portland General Electric Company Project) 1985 Series B (the "1985 Series B Bonds"). The aggregate principal amount of 1985 Series B Bonds which may be issued and outstanding under this Indenture shall not exceed Sixteen Million Seven Hundred Thousand Dollars ($16,700,000), exclusive of Bonds executed and authenticated as provided in Section 2.07.

          The 1985 Series B Bonds shall be dated as of the date of their initial authentication and delivery, and shall mature, subject to prior redemption, upon the terms and conditions hereinafter set forth on June 1, 2010.

          The 1985 Series B Bonds shall be numbered from B1 upward and shall bear interest from the Interest Payment Date next preceding the date of authentication thereof unless (i) such date shall be prior to the first Interest Payment Date, in which event they shall bear interest from the date of first authentication and delivery of Bonds hereunder; or (ii) such date of authentication shall be an Interest Payment Date to which interest on the Bonds has been paid in full or duly provided for, in which event they shall bear interest from such date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on the 1985 Series B Bonds shall be in default, 1985 Series B Bonds issued in exchange for 1985 Series B Bonds surrendered for transfer or exchange shall bear interest from the last date to which interest has been paid in full or duly provided for on the 1985 Series B Bonds, or, if no interest has been paid or duly provided for on the 1985 Series B Bonds, from their date. Payment of the interest due on any Interest Payment Date on any 1985 Series B Bond shall be made in Available Moneys to the person appearing on the bond registration books of the Trustee as the holder thereof on the Record Date with respect to such Interest Payment Date, such interest to be paid by the Paying Agent to such holder (i) during any Term Interest Rate Period of six months or more, by clearinghouse check or draft mailed to such holder's address as it appears on the registration books of the Trustee or at such other address as has been furnished to the Trustee in writing by such holder, or (ii) during any Weekly Interest Rate Period, any Daily Interest Rate Period or any Term Interest Rate Period of less than six months, in immediately available funds (by federal funds check or by deposit to the account of the holder of such 1985 Series B Bonds if such account is maintained with the Paying Agent, or by wire transfer with respect to holders of $500,000 or more in aggregate principal amount) on the Interest Payment Date, according to the instructions given by such holder to the Trustee; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such 1985 Series B Bonds are registered at the close of business on the Business Day next preceding the date of payment of such defaulted interest. On each Interest Payment Date relating to an interest payment with respect to a Daily or Weekly Interest Rate Period, the Trustee shall transmit to each holder as of the Record Date relating to such Interest Payment Date, a listing of the interest rates used during such Interest Period to calculate the amount of such interest payment. Both the principal of and premium, if any, on the 1985 Series B Bonds shall be payable upon surrender and under the terms thereof in lawful money of the United States of America at the Principal Office of the Trustee. Overdue payments of principal and interest shall, to the extent permitted by law, bear interest at the rate of 10% per annum; provided, however, that payments of principal and interest shall not be deemed overdue to the extent payment thereof is provided by a drawing under the Letter of Credit.

          (ii) (A) The 1985 Series B Bonds shall bear interest until payment of the principal or redemption price thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Interest on the 1985 Series B Bonds with respect to the immediately preceding Interest Period shall be paid on each Interest Payment Date for such interest period. Interest on the 1985 Series B Bonds shall be computed upon the basis of a 365- or 366-day year, as applicable, for the number of days actually elapsed, except that during any Term Interest Rate Period of six months or more, interest on the 1985 Series B

Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day calendar months.

          (B) The term of the 1985 Series B Bonds will be divided into consecutive Interest Rate Periods during each of which the 1985 Series B Bonds shall bear interest at the Daily Interest Rate, the Weekly Interest Rate or the Term Interest Rate. The first Interest Rate Period shall be a Daily Interest Rate Period. If a Term Interest Rate Period ends on a date prior to May 31, 2010 and the next succeeding Term Interest Rate Period would exceed the final maturity of the 1985 Series B Bonds, and if the Company does not give notice pursuant to Section 2.01(b)(ii)(E)(II) electing to have the next succeeding Interest Rate Period be a Term Interest Rate Period ending on May 31, 2010, such Term Interest Rate Period shall without requirement of any notice from the Company end on May 31, 2010. If a Weekly Interest Rate Period ends on or after May 24, 2010, the next succeeding Interest Rate Period shall, without requirement of any notice from the Company, be a Weekly Interest Rate Period ending on May 31, 2010. No opinion of Bond Counsel shall be required in connection with the commencement of the Interest Rate Periods specified in this paragraph.

          (C) (I) During any Daily Interest Rate Period, the 1985 Series B Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on each Business Day for the next succeeding Business Day. The Daily Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of the examination of tax-exempt obligations comparable to the 1985 Series B Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the 1985 Series B Bonds, would enable the Remarketing Agent to sell the 1985 Series B Bonds on such date at a price equal to the principal amount thereof; provided, however, that (a) with respect to any day, if the Remarketing Agent shall not have provided the Trustee with timely telephonic notice of a change in the Daily Interest Rate for such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day; and (b) if for any reason a Daily Interest Rate so determined for any day shall be held to be invalid or unenforceable by a court of law, the Daily Interest Rate for such day shall, as the Remarketing Agent determines, be a percentage per annum equal to 115% of the highest grade 30-day tax-exempt commercial paper rate or index most recently Published in The Bond Buyer or any successor thereto, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee, equal to 60% of the Treasury Rate.

               (II) At any time, the Company, by written direction to the Issuer, the Trustee, the Depository Agent, the Remarketing Agent and the Credit Bank, may elect to adjust the Interest Rate Period for the 1985 Series B Bonds to a Daily Interest Rate Period; provided however that such direction may only be given with respect to the Interest Rate Period immediately succeeding the Interest Rate Period in which such direction is given. Such direction shall specify (i) the effective date of such adjustment to a Daily Interest Rate Period (which shall be (a) a Wednesday which is a Business Day not less than 15 days following the fifth Business Day following the date of such direction if the then current Interest Rate Period shall be a Weekly Interest Rate Period or
(b) the Interest Payment Date which is the day next succeeding the last day of the then current Term Interest Rate Period not less than 35 days following the fifth Business Day following the date of such direction), and (ii) the last day by which a holder may give irrevocable notice to the Trustee not to redeem his 1985 Series B Bonds; provided that when adjusting from a Term Interest Rate Period of six months or more, such direction shall provide that such last day shall be the 15th day prior to the effective date of such adjustment. Such direction shall be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Act and this Indenture and (2) will not adversely affect any exemption of the interest on the 1985 Series B Bonds from federal income taxation.

               (III) The Trustee shall give Notice by Mail of an adjustment to a Daily Interest Rate Period to the holders of the 1985 Series B Bonds not less than 15 days (if the then current Interest Rate Period is a Weekly Interest Rate Period) or 35 days (if the then current Interest Period shall be a Term Interest Rate Period) prior to the effective date of such Daily Interest Rate Period. Such notice shall state (1) that the interest rate on the 1985 Series B Bonds will be adjusted to a Daily Interest Rate, (2) the effective date of such Daily Interest Rate Period, (3) the manner by which the Daily Interest Rate may be obtained, (4) the Interest Payment Dates after such effective date, (5) if the then current Interest Rate Period is a Term Interest Rate Period, that the 1985 Series B Bonds will be redeemed on such effective date except 1985 Series B Bonds the holders of which have given irrevocable written notice to the Trustee not so to redeem such 1985 Series B Bonds, (6) the procedures for-such redemption, (7) that, subsequent to such effective date, the holders of 1985 Series B Bonds will have the right to require the redemption of such 1985 Series B Bonds on any Business Day, (8) the procedures for such redemption, and (9) the optional redemption provisions that will pertain to the 1985 Series B Bonds during such Daily Interest Rate Period. If at the time of such notice, the Interest Rate Period for the 1985 Series B Bonds is a Term Interest Rate Period of six months or more, such notice also shall state that all or that portion of 1985 Series B Bonds which shall not be in Authorized Denominations on such effective date shall be redeemed unless purchased, in accordance with and unless otherwise provided in Section 4.01(b)(iii) hereof.

          (D) (I) During each Weekly Interest Rate Period, the 1985 Series B Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day next preceding Wednesday of each week during such Weekly Interest Rate Period for the week commencing on such Wednesday; provided, however, that if the then current Interest Rate Period is a Term Interest Rate Period, the Weekly Interest Rate for the Weekly Interest Rate Period succeeding such Term Interest Rate Period shall be determined on the eighth day (or if such day is not a Business Day the next preceding Business Day) prior to the effective date of such Weekly Interest Rate Period. The Weekly Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of the examination of tax-exempt obligations comparable to the 1985 Series B Bonds known by the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the 1985 Series B Bonds, would enable the Remarketing Agent to sell the 1985 Series B Bonds on such day at a price equal to the principal amount thereof; provided, however, that if for any reason a Weekly Interest Rate so determined for any period shall be held to be invalid or unenforceable by a court of law, or if for any reason, the Weekly Interest Rate cannot be determined for any period as hereinbefore provided, the Weekly Interest Rate shall, as determined by the Remarketing Agent, be a percentage per. annum equal to 120% of the highest grade 30-day tax-exempt commercial paper rate or index most recently published in The Bond Buyer or any successor thereto, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee, equal to 65% of the Treasury Rate. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding

Tuesday. Thereafter, each Weekly Interest Rate shall apply to the, period commencing on Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee with timely telephonic notice of each determination by the Remarketing Agent of the Weekly Interest Rate which will be in effect for the related Interest Rate Period.

               (II) The Company may, by written direction to the Issuer, the Trustee, the Depository Agent, the Credit Bank and the Remarketing Agent, elect to adjust the Interest Rate Period for the 1985 Series B Bonds to a Weekly Interest Rate Period; provided however that such direction may only be given with respect to the Interest Rate Period immediately succeeding the Interest Rate Period in which such direction is given. Such direction shall specify (i) the effective date of such adjustment to a Weekly Interest Rate Period (which shall be (a) a Wednesday which is a Business Day not less than 15 days following the fifth Business Day following the date of such direction (if the then current Interest Rate Period is a Daily Interest Rate Period) or (b) the Interest Payment Date which is the day next succeeding the last day of the then current Term Interest Rate Period not less than 35 days following the fifth Business Day following the date of such direction), and (ii) the last day by which a holder may give irrevocable notice to the Trustee not to redeem his 1985 Series B Bonds; provided that when adjusting from a Term Interest Rate Period of six months or more, such direction shall provide that such last day shall be the 15th day prior to the effective date of such adjustment. Such direction shall be accompanied by an opinion of Bond Counsel stating that such adjustment (1) is authorized or permitted by the Act and this Indenture and (2) will not adversely affect any exemption of the interest on the 1985 Series B Bonds from federal income taxation.

               (III) The Trustee shall give Notice by Mail of an adjustment to a Weekly Interest Rate Period to the holders of the 1985 Series B Bonds not less than 15 days (if the then current Interest Rate Period is a Daily Interest Rate Period) or 35 days (if the then current Interest Rate Period shall be a Term Interest Rate Period) prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (1) that the interest rate on the 1985 Series B Bonds will be adjusted to a Weekly Interest Rate, (2) the effective date of such weekly Interest Rate Period, (3) the day by which the Weekly Interest Rate shall be determined and the manner by which such Weekly Interest Rate may be obtained, (4) the Interest Payment Dates after such effective date,
(5) if the then current Interest Rate Period is a Term Interest Rate Period, that the 1985 Series B Bonds will be redeemed on such effective date unless purchased in accordance with Section 4.01(b)(iii) hereof, except 1985 Series B Bonds the holders of which have given irrevocable notice to the Trustee not so to redeem such 1985 Series B Bonds, (6) the procedures of such redemption, (7) that, subsequent to such effective date, the holders of 1985 Series B Bonds will have the right to require redemption of 1985 Series B Bonds upon not less than seven days' notice, (8) the procedures for requiring such redemption, and (9) the optional redemption provisions that will pertain to the 1985 Series B Bonds during such Weekly Interest Rate Period. If at the time of such notice, the Interest Period for the 1985 Series B Bonds shall be a Term Interest Rate Period of six months or more, such notice also shall state that all or that portion of 1985 Series B Bonds not in Authorized Denominations on the effective date of such Weekly Interest Rate Period shall be redeemed unless purchased in accordance with, and unless otherwise provided in, Section 4.01(b)(iii) hereof.

          (E) (I) During each Term Interest Rate Period, the 1985 Series B Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day preceding the first day of such Term Interest Rate period. The Remarketing Agent shall determine a preliminary Term Interest Rate for such Term Interest Rate Period not less than two Business Days prior to the date by which a holder of a 1985 Series B Bond must deliver the notice demanding redemption of such 1985 Series B Bond pursuant to Section 2.01(b)(iii)(C) hereof. The Term Interest Rate shall be the rate determined by the Remarketing Agent (on the basis of the examination of tax-exempt obligations comparable to the 1985 Series B Bonds known to the Remarketing Agent to have been priced or traded under then prevailing market conditions) to be the minimum interest rate which, if borne by the 1985 Series B Bonds, would enable the Remarketing Agent to sell the 1985 Series B Bonds on such Business Day at a price equal to the principal amount thereof; provided, however, that if for any reason a Term Interest Rate so determined for any period shall be held to be invalid or unenforceable by a court of law, or if for any reason, the Term Interest Rate cannot be determined as hereinabove provided, the Term Interest Rate shall, as determined by the Remarketing Agent, be a percentage per annum equal to 100%,

95%, 90%, 85%, 75% or 65%, respectively, of the 11-Bond Index for the most recent period (as published in The Bond Buyer, a publication published in New York City, or any successor thereto) if the length of such Term Interest Rate Period shall equal or exceed 21, 15, 9, 6, or 2 years, or shall be less than 2 years, respectively, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee equal to 95%, 85%, 75% or 60% of the Base Rate on the first day of such Term Interest Rate Period if the length of such Term Interest Rate Period shall equal or exceed ten (10), three
(3) or one (1) year, or shall be less than (1) year, respectively. The Remarketing Agent shall provide the Trustee with timely telephonic notice of each determination by the Remarketing Agent of the preliminary Term Interest Rate and the Term Interest Rate with respect to the related Interest Rate Period.

               (II) The Company, by written direction to the Issuer, the Trustee, the Depository Agent, the Credit Bank and the Remarketing Agents may elect that the Interest Rate Period for the 1985 Series B Bonds shall be a Term Interest Rate Period, and if it shall so elect, shall determine the duration of the Term Interest Rate Period (which may be any period greater than one week and equal to or less than the period of time remaining to final maturity of the 1985 Series B Bonds) during which the 1985 Series B Bonds shall bear interest at such Term Interest Rate. At the time the Company so elects to adjust to a Term Interest Rate Period, the Company may specify two or more consecutive Term Interest Rate Periods and, if it so specifies, shall determine the duration of each such Term interest Rate Period as provided in this paragraph. Such direction (a) shall specify the effective date of such Term Interest Rate Period(s) (which shall be (1) a Business Day or Business Days which are Interest Payment Dates (if the immediately preceding Interest Rate Period shall be a Daily Interest Rate Period or a Weekly Interest Rate Period) not less than 35 days following the fifth Business Day following the date of such direction or
(2) in the case of an adjustment from a Term Interest Rate Period, the Interest Payment Date(s) which is the day next succeeding the last day of the then current Term Interest Rate Period(s) and at least 35 days following the fifth Business Day following the date of such direction); (b) shall specify the last day of each thereof; (c) shall specify the last day prior to the effective date of such Term Interest Rate Period(s) specified in such direction by which a holder of a 1985 Series B Bond must give notice to tender such 1985 Series B Bond for redemption on such effective date pursuant to Section 2.01(b)(iii)(C) hereof which, when adjusting from a Term Interest Rate Period of six months or more, shall be the

15th day preceding the effective date of such new Term Interest Rate Period; (d) shall specify whether or not the preliminary Term Interest Rate determined for such Term Interest Rate Period shall be a minimum Term Interest Rate for such Interest Rate Period; and (e) shall be accompanied by an opinion of Bond Counsel stating that such adjustment or adjustments and the notice period (referred to in (c) above) (1) are authorized or permitted by the Act and this Indenture and
(2) will not adversely affect any exemption of the interest on the 1985 Series B Bonds from federal income taxation. If, at least 5 Business Days prior to the thirty-fifth day prior to the last day of any Term Interest Rate Period, the Company shall not have elected that the 1985 Series B Bonds bear interest at a Daily Interest Rate, a Weekly Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall, subject to Section 2.01(b)(ii)(B), be a Term Interest Rate Period of the same duration as the immediately preceding Term Interest Rate Period, in which case no opinion of Bond Counsel need be delivered.

               (III) The Trustee shall give Notice by Mail of each Term Interest Rate Period to the holders of the 1985 Series B Bonds not less than 35 days prior to the effective date of such Term Interest Rate Period. Such notice shall state (1) that the interest rate on the 1985 Series B Bonds will be. adjusted or continue to be a Term Interest Rate, (2) the effective date of such Term Interest Rate Period, (3) the days by which the preliminary Term Interest Rate and the Term Interest Rate for such Term Interest Rate Period shall be determined, (4) the manner by which such preliminary Term Interest Rate and such Term Interest Rate may be obtained, and whether or not the preliminary Term Interest Rate shall also be a minimum Term Interest Rate, in which case, the Term Interest Rate may not be lower than such minimum Term Interest Rate, (5) the Interest Payment Dates after such effective date, (6) that, during such Term Interest Rate Period, the holders of 1985 Series B Bonds will not have the right to require the redemption of 1985 Series B Bonds, (7) the last date by which holders of 1985 Series B Bonds must give notice to the Depository Agent in order to have their 1985 Series B Bonds redeemed, (8) the Procedures for doing so, (9) if the then current Interest Rate Period is a Daily Interest Rate Period or a Weekly Interest Rate Period or if the then current Interest Rate Period is a Term Interest Rate Period and the succeeding Interest Rate Period shall not be a Term Interest Rate Period of the same duration, that the 1985 Series B Bonds shall be redeemed on such effective date unless purchased or deemed purchased according to Section 4.01(b)(iii) hereof, and that the holders of 1985 Series B Bonds may direct the Trustee not to redeem such 1985 Series B Bonds on such effective date, (10) the procedures of such redemption, and (11) the optional redemption provisions that will pertain to the 1985 Series B Bonds during such Term Interest Rate Period.

          In no event shall the interest rate borne by the 1985 Series B Bonds at anytime exceed fifteen percent (15%) per annum.

          (iii) (A) During any Daily Interest Rate Period, any 1985 Series B Bond or portions thereof in Authorized Denominations shall be redeemed pursuant to Section 4.01(b)(ii)(C) hereof (unless purchased or deemed purchased according to the terms of Section 4.01(b)(iii) hereof), on any Business Day, upon (i) delivery to the Remarketing Agent and the Depository Agent at their Principal Offices, by no later than 11:00 a.m., New York time, on such Business Day, of an irrevocable notice by telephone or in person, which states the principal amount of such 1985 Series B Bond and the date on which the same shall be redeemed (such notice to the Depository Agent to be confirmed in writing in the manner set forth below), and (ii) delivery of such 1985 Series B Bond to be. so redeemed to the Depository Agent at its Principal Office, at or prior to 1:00 p.m., New York time, on the date specified in such notice. The holder of each 1985 Series B Bond hereby irrevocably appoints the Depository Agent as its agent for purposes of providing written confirmation of the notice described in clause
(i). Such confirmation must coincide in its terms with the telephone notice to both the Remarketing Agent and the Depository Agent and if any discrepancy exists between such telephone notices and the written confirmation thereof, the notice described in clause (i) hereof shall not be valid for any purpose whatsoever.

               (B) During any Weekly Interest Rate Period, any 1985 Series B Bond or portions thereof in Authorized Denominations shall be redeemed pursuant to Section 4.01(b)(ii)(C) hereof (unless purchased or deemed purchased according to the terms of Section 4.01(b)(iii) hereof), on any Business Day, upon (i) delivery to the Depository Agent at its Principal Office of an irrevocable notice in writing by 5:00 p.m. New York time on any Business Day, which states the principal amount of such 1985 Series B Bond and the date on which the same shall be redeemed or purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Depository Agent, and (ii) delivery of such 1985 Series B Bond to the Depository

Agent at its Principal Office, at or prior to 12 noon, New York time, on the date specified in such notice.

               (C) On the first day of each Term Interest Rate Period, any 1985 Series B Bond or portions thereof in Authorized Denominations shall be redeemed pursuant to Section 4.01(b)(ii)(C) hereof (unless purchased or deemed purchased according to Section 4.01(b)(iii) hereof), upon (i) delivery to the Depository Agent at its Principal Office, of an irrevocable written notice, which states the principal amount of such 1985 Series B Bond and the date on which the same shall be redeemed or purchased, and (ii) delivery of such 1985 Series B Bond to the Depository Agent at its Principal Office at or prior to 11:00 a.m. New York time, on the date specified in such notice. The notice required in (i) of this paragraph shall be delivered to the Depository Agent at or prior to 5:00 p.m. New York time not later than the later of (i) the 15th day prior to the effective date of each Term Interest Rate Period or (ii) the date specified in a Notice by Mail provided to each holder of a 1985 Series B Bond 35 days prior to the effective date of each Term Interest Rate Period.

          (iv) The determination of the interest rate on the 1985 Series B Bonds by the Remarketing Agent or the Trustee shall be conclusive and binding upon the holders of the 1985 Series B Bonds, the Issuer, the Company, the Trustee and the Remarketing Agent.

          Section 2.02. Additional Bonds. Additional Bonds may be issued for the purposes set forth in Section 3.7 of the Agreement. The Issuer and the Company may from time to time agree upon and approve the issuance and delivery of Additional Bonds in such amount as shall be determined by said parties as permitted by law in effect at the time thereof. All Additional Bonds shall be secured as provided in a supplemental indenture executed with respect to such Additional Bonds and shall bear such date or dates, bear such interest rate or rates, have such maturity dates, redemption dates and redemption premiums, be in such form, and be issued at such prices as shall be approved in writing by the Issuer and the Company.

          Upon the execution and delivery in each instance of appropriate supplements to this Indenture and to the Agreement, the Issuer shall execute Additional Bonds and deliver them to the Trustee, as specified herein or in any supplemental indenture, and the Trustee, as specified herein or in any supplemental indenture, shall authenticate such Additional Bonds and deliver them to the purchasers as may be directed by the

Issuer, as hereinafter in this Section provided. Prior to the delivery by the Trustee, as specified herein or in any supplemental indenture, of any of such Additional Bonds there shall be delivered to the Trustee:

          1. A written statement by the president or any vice president of the Company approving (a) the issuance and delivery of such Additional Bonds and (b) any other matters to be approved by the Company pursuant to Section 3.7 of the Agreement and this Section.

          2. A certified Resolution of the Issuer authorizing the execution and delivery of such supplement to the Agreement and such supplemental indenture and the issuance of such Additional Bonds.

          3. A Written Request of the Issuer approved in writing by the Company requesting and authorizing the Trustee to authenticate and deliver such Additional Bonds to the purchasers thereon identified upon payment to the Issuer of a sum specified in such Written Request.

          4. An opinion of Bond Counsel to the effect that the issuance and sale of the Additional Bonds will not result in interest on the 1985 Series B Bonds becoming includable in the gross income of the holders thereof for federal income tax purposes.

          5. A description of the facilities to be financed from the proceeds of such series of Additional Bonds.

          6. Such other certificates, documents and opinions as the Trustee or Bond Counsel may reasonably require.

          Section 2.03. Execution of Bonds. The Bonds shall be executed on behalf of the Issuer with the facsimile signature of the President of its Board of Port Commissioners, and shall have impressed or imprinted thereon the Official Seal of the Issuer or a facsimile thereof and attested with the manual or facsimile signature of its Secretary. The Bonds shall then be delivered to the Trustee for authentication by it. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered to the Trustee or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

          Only such of the Bonds as shall bear thereon a certificate of authentication in the form recited in Exhibit A hereto, executed by the Trustee, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture.

          Any Bond may, in accordance with the terms of this Indenture, be transferred, upon the books of the Trustee required to be kept pursuant to the provisions of Section 2.05 hereof, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Trustee, duly executed. Whenever any Bond shall be surrendered for transfer, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds. No transfers of Bonds shall be required to be made during the period five (5) Business Days preceding the giving of any notice of redemption, except with respect to Bonds delivered pursuant to Section 2.01(b)(iii) hereof.

          Section 2.04. Exchange of Bonds. Bonds may be exchanged at the principal office of the Trustee in New York, New York, for a like aggregate principal amount of Bonds of the same series and maturity of Authorized Denominations. The Trustee shall require the payment by the Bondholder requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Bondholders for any such exchange.

          Section 2.05. Bond Register. The Trustee will keep or cause to be kept at its principal office sufficient books for the registration and transfer of the Bonds, which shall at all times be open to inspection by the Issuer, the Trustee and the Company; and, upon presentation for such purpose, the Trustee shall, under such reasonable regulations as it may prescribe, register or transfer or cause to be registered or transferred, on said books, Bonds as hereinbefore provided.

          Section 2.06. Temporary Bonds. The Bonds may be issued initially in temporary form exchangeable for definitive Bonds when ready for delivery. The temporary Bonds may be printed, lithographed or typewritten, shall be of Authorized Denominations and may contain such reference to any of the provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated and registered by the Trustee upon the same conditions and in substantially the same manner as the definitive Bonds. If the Issuer issues temporary Bonds, it will execute and furnish definitive Bonds without delay, and thereupon the temporary Bonds may be surrendered, for cancellation, in exchange therefor at the principal office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds an equal aggregate principal amount of definitive Bonds of Authorized Denominations, of the same series and maturity or maturities. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds authenticated and delivered hereunder.

          Section 2.07. Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Issuer, at the expense of the holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Trustee of the Bonds so mutilated. Every mutilated Bond so surrendered to the Trustee shall be cancelled by it and delivered to, or upon the order of, the Issuer. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Issuer, the Company and the Trustee, and if such evidence be satisfactory to them and indemnity satisfactory to them shall be given, the Issuer, at the expense of the holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Trustee may pay the same without surrender thereof). The Issuer may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the Issuer and the Trustee. Any Bond issued under the provisions of this Section in lieu of any Bond alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond so alleged to be lost, destroyed or stolen be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

          In the event there shall exist Undelivered Bonds, the Trustee shall in the manner set forth in Section 4.01(b)(iii), authenticate and deliver to the purchasers or their order, or hold for the account of such purchasers a new Bond or Bonds of like amount in Authorized Denominations registered in the name of such purchaser or in the name it shall order.

                                   ARTICLE III

                                ISSUANCE OF BONDS

          Section 3.01. Authentication and Delivery of Bonds. Forthwith upon the execution and delivery of this Indenture or from time to time thereafter, upon the execution of the Bonds by the Issuer and delivery thereof to the Trustee, as hereinabove provided, and without any further action on the part of the Issuer, the Trustee shall authenticate the 1985 Series B Bonds in an aggregate principal amount not exceeding Sixteen Million Seven Hundred Thousand Dollars ($16,700,000). The 1985 Series B Bonds so authenticated shall be delivered by the Trustee to the purchasers thereof upon the filing with the Trustee of the following:

               1. Copies of the resolutions duly adopted by the Issuer, and certified by its secretary, authorizing the issuance of the 1985 Series B Bonds and the execution and delivery of this Indenture and the Agreement.

               2. Original executed counterparts of the Agreement, this Indenture, the Bond Purchase Agreement, the Reimbursement Agreement, the Depository Agreement and the Remarketing Agreement.

               3. An instrument, signed by an Authorized Company Representative, evidencing the Company's approval of the issuance and sale of the 1985 Series B Bonds and of the issuance and delivery to the trustee of the Letter of Credit.

               4. A certificate of an engineer or a firm of engineers having nationally recognized expertise in the design and construction of facilities such as the Project, in form and substance satisfactory to Bond Counsel and upon which Bond Counsel is entitled to rely, to the effect that the pollution control facilities constituting the Project are designed to meet or exceed applicable Federal, State and local requirements for the control of air and water pollution in effect on the date of the issuance of the 1985 Series B Bonds and to such other matters as may be required by Bond Counsel.

               5. The Letter of Credit.

               6. Such other certificates, documents and opinions as Bond Counsel and the Trustee may reasonably require.

               7. A request and authorization to the Trustee on behalf of the Issuer, signed by or on behalf of the Issuer, to authenticate and deliver the 1985 Series B Bonds to the purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization. The proceeds of such payment to the Trustee shall be deposited in the Bond Fund and the Construction Fund pursuant to Section 3.02 hereof.

          Section 3.02. Application of Proceeds of Bonds. (a) The 1985 Series B Bonds. The proceeds received by the Issuer from the sale of the 1985 Series B Bonds shall be deposited with the Trustee, who, subject to Section 5.02 hereof, shall forthwith set aside such proceeds into the Construction Fund which Construction Fund the Trustee shall establish and maintain as further provided in Section 3.03 hereof.

          (b) Proceeds of any series of Additional Bonds shall be applied as provided in the supplemental indenture for such series of Bonds.

Section 3.03...Construction Fund. The moneys in the Construction Fund shall be held by the Trustee in trust and applied to the payment of the Cost of the Project.

          Before each payment is made from the Construction Fund by the Trustee, there shall be filed with the Trustee a requisition conforming with the requirements of this Section and Section 3.3 of the Agreement, stating with respect to each payment to be made:

               (1) the requisition number;

               (2) the name and address of the person to whom payment is due;

               (3) the purpose for which such payment is to be made;

               (4) the amount to be paid;

               (5) that each obligation mentioned therein has been properly incurred and is a proper charge against the Construction Fund;

               (6) that none of the items for which payment is requested has been previously reimbursed from the Construction Fund or is the subject of a pending requisition; and

               (7) that each item for which payment is requested is or was necessary in connection with the acquisition, construction, installation or financing of the Project.

          Each such requisition shall be sufficient evidence to the Trustee of the facts stated therein. Upon receipt of each such requisition, the Trustee shall pay the amount set forth therein as directed by the terms thereof.

          As soon as practicable after the receipt by the Trustee of a certificate conforming with the requirements of Section 3.4 of the Agreement, and after payment of costs payable from the Construction Fund or provision satisfactory to the Trustee having been made for payment of such costs not yet due, the Trustee shall transfer any remaining balance in the Construction Fund (other than the amounts retained by the Trustee for costs not then due and payable or the liability for which the Company is contesting as evidenced by the written certificate from an Authorized Company Representative to the Trustee, but including amounts so retained but not subsequently used and the notice of such failure of use of which shall be given by the Company to the Trustee) into a separate account within the Bond Fund, which the Trustee shall establish and hold in trust, and which shall be entitled the "Surplus Account" and, if and when they become Available Moneys, to a subaccount within such Surplus Account. The moneys in the Surplus Account shall be used and applied, if and when they become Available Moneys, to the redemption of Bonds of the series to which such moneys relate, to the maximum degree permissible, and at the earliest practicable dates at which the Bonds of such series can be redeemed without payment of premium pursuant to this Indenture. The moneys in the Surplus Account shall be invested at a yield no higher than the yield on the outstanding Bonds of such series (unless in the opinion of Bond Counsel investment at a higher yield would not cause interest on the Bonds of such series to become subject to federal income taxation), and all such investment income shall be deposited in the Surplus Account and expended or reinvested as provided above.

          In the event of redemption of all the Bonds of any series pursuant to
Section 4.01 hereof or an Event of Default which causes acceleration of the Bonds of any series, any moneys then remaining in the Construction Fund shall be transferred to the Bond Fund to pay, if and when they become Available Moneys the principal of the Bonds of the series to be redeemed.

                                   ARTICLE IV

                               REDEMPTION OF BONDS

          Section 4.01. Redemption of Bonds. (a) General. The Bonds are subject to redemption to the extent of any sinking fund provisions and to the extent the Company is entitled or required to make and makes a prepayment pursuant to
Article VII of the Agreement. The Trustee shall not call the Bonds for optional redemption, and the Trustee shall not give notice of any such optional redemption, unless the Company has so directed in accordance with the Agreement and payment or provision for payment in Available Moneys has been made of all payments of the Company's obligations required under Section 7.4 of the Agreement.

          (b) The 1985 Series B Bonds. The 1985 Series B Bonds shall be redeemed upon the following terms:

          (i) Optional Redemption

          (A) The 1985 Series B Bonds shall be redeemed on any Interest Payment Date for the 1985 Series B Bonds at a redemption price equal to the principal amount thereof upon receipt by the Trustee of a written notice from the Company that moneys transferred from the Construction Fund to the Surplus Account of the Bond Fund following the Completion Date are to be applied to the redemption of 1985 Series B Bonds, if and when they become Available Moneys. The 1985 Series B Bonds shall be subject to redemption pursuant to this subparagraph in part in an amount not exceeding the amount of moneys which are so transferred from the Construction Fund, if and when they become Available Moneys.

          (B) During any Daily Interest Rate Period or any Weekly Interest Rate Period, the 1985 Series B Bonds may be redeemed by the Trustee with Available Moneys, at the option of the Company, on any Interest Payment Date, in whole or in part, at a redemption price equal to the principal amount thereof.

          (C) The 1985 Series B Bonds shall be redeemed in whole on any Interest Payment Date with Available Moneys at a redemption price equal to the principal amount thereof upon receipt by the Trustee of a written notice from the Company stating that any of the following events has occurred and that it therefore intends to exercise its option to prepay the payments due under the Agreement in whole pursuant to Section 7.2 of the Agreement and thereby effect the redemption of 1985 Series B Bonds in whole:

          (1) all or substantially all of the Facility shall be damaged or destroyed and the Company shall determine that it is not practicable or desirable to rebuild, repair and restore the Facility;

          (2) all or substantially all of the Facility shall be condemned or such use or control thereof shall be taken by eminent domain as to render the Facility unsatisfactory to the Company for continued operation;

          (3) unreasonable burdens or excessive liabilities shall be imposed upon the Issuer or the Company with respect to the Facility or the operation thereof; or

          (4) all or substantially all of the property of the Company shall be transferred or sold to any corporation other than an affiliate of the Company or the Company shall be consolidated with or merged into a corporation other than an affiliate of the Company in such manner that the Company is not the surviving corporation.

          (D) On the effective date of any Term Interest Rate Period, the 1985 Series B Bonds shall be subject to redemption, in whole or in part with Available Moneys, at the option of the Company, at the principal amount thereof without premium. During any Term Interest Rate Period, the 1985 Series B Bonds also shall be subject to redemption, in whole or in part, with Available Moneys, at the option of the Company, at the times (measured in each case from the first day of the applicable Term Interest Rate Period), and at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued interest, if any to the redemption date:

      Length of
    Term Interest
     Rate Period                                           Redemption Dates and Prices
     -----------                                           ---------------------------
Greater than 17 years........................     At any time on or after the 10th anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 102% declining 1/2%
                                                  annually to 100%
Greater than 10 and less
than or equal to 17 years....................     At any time on or after the 5th anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 102% declining 1/2%
                                                  annually to 100%
Greater than 8 and less
than or equal to 10 years....................     At any time on or after the 5th anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 101-1/2% declining
                                                  1/2% annually to 100%
Greater than 6 and less
than or equal to 8 years.....................     At any time on or after the 3rd anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 101-1/2% declining
                                                  1/2% annually to 100%
Greater than 4 and less
than or equal to 6 years.....................     At any time on or after the 2nd anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 101-1/2% declining
                                                  1/2% annually to 100%
Greater than 3 and less
than or equal to 4 years.....................     At any time on or after the 2nd anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 101-1/2% declining
                                                  1/2% annually to 100%
Greater than 2 and less
than or equal to 3 years.....................     At any time on or after the 5th anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 101-1/2% declining
                                                  1/2% annually to 100%
Greater than 1 and less
than or equal to 2 years.....................     At any time on or after the 5th anniversary
                                                  of the effective date commencing such Term
                                                  Interest Rate Period at 102% declining 1/2%
                                                  annually to 100%

Less than or equal


                                      -34-


to 1 year....................................     On the Interest Payment Date which is six
                                                  months after the effective date of such Term
                                                  Interest Rate Period at 100-1/8%


          (ii) Mandatory Redemption

          (A) Upon the occurrence of an event stated in Section 7.3 of the Agreement and upon compliance with the provisions thereof, the 1985 Series B Bonds shall be redeemed at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in whole, or in whole or in part, in the case of Section 1.3(iii) of the Agreement, if in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of the 1985 Series B Bonds outstanding would have the result that interest payable on the 1985 Series B Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any holders of a 1985 Series B Bond (other than a holder who is a "substantial user" of the Facilities or a "related person" within the meaning of Section 103(b)(13) of the
Code), and in such event the 1985 Series B Bonds shall be redeemed (in the principal amounts in Authorized Denominations) in such manner as the Trustee shall determine, in such amount as Bond Counsel in such opinion shall have determined is necessary as to accomplish that result. After the receipt by the Trustee of notice of the foregoing redemption pursuant to Section 7.5 of the Agreement, the Trustee shall give notice of such redemption as provided in
Section 4.03 hereof. Upon the giving of such notice, the 1985 Series B Bonds shall become due and payable on such redemption date at the redemption price together with the accrued interest to the redemption date.

          (B) (1) The 1985 Series B Bonds shall be subject to mandatory redemption at a redemption price equal to the principal amount thereof, plus accrued interest to the redemption date described below, upon the occurrence of any of the events stated immediately below:

          (a) (i) on the first day of any Term Interest Rate Period if the Term Interest Rate Period to commence thereon is not a Term Interest Rate Period of the same duration as was in effect immediately prior to the commencement of such Term Interest Rate Period or if such prior Interest Rate period was a Weekly Interest Rate Period or a Daily Interest Rate Period and (ii) on the first day of a Weekly Interest Rate Period or Daily Interest Rate period if the Interest Rate Period in effect immediately prior to the effective date thereof was a Term Interest Rate Period;

          (b) on the second Business Day immediately preceding the date of termination of the Letter of Credit unless a Substitute Letter of Credit has been provided in accordance with Section 5.06 hereof;

          (c) as soon as practicable after the Trustee receives actual notice of an Act of Bankruptcy of the Credit Bank or that the Letter of Credit has become void or unenforceable or that the Credit Bank has failed to honor a demand or drawing on the Letter of Credit presented in accordance with any provision of this Indenture;

          (d) on the second Business Day immediately preceding the effective date of any Alternate Credit Facility if the Trustee shall have received notice from the Company pursuant to Section 4.5(d) of the Agreement that after such effective date any rating agency then having an outstanding rating on the 1985 Series B Bonds will as a result reduce or withdraw such rating;

          (e) on a redemption date to be specified by the Trustee not more than 15 days after receipt by the Trustee of notice from the Credit Bank within 14 calendar days of a drawing under the Letter of Credit to the effect that the Credit Bank has not been reimbursed for such drawing with respect to any scheduled payment of interest on the 1985 Series B Bonds; and

          (f) On the effective date of any Daily Interest Rate Period, Weekly Interest Rate Period or Term Interest Rate Period of less than six months, but only of (i) any 1985 Series B Bond in any denomination less than $100,000 and
(ii) the minimum portion of any 1985 Series B Bond in any denomination of $100,000 or more the redemption of which minimum portion leaves outstanding a 1985 Series B Bond in an Authorized Denomination.

          (2) Notwithstanding the foregoing, there shall not be redeemed (a) 1985 Series B Bonds which have been called for redemption pursuant to Section 4.01(b)(ii)(B)(1) hereof (except subsection (e) thereof) and which shall have been purchased or deemed purchased on such date as provided in Section 4.01(b)(iii) hereof; (b) such 1985 Series B Bonds with respect to which the Trustee shall have received directions not so to redeem the same from the holders thereof as provided in Section 4.01(b)(ii)(B)(3) hereof, and (c) such 1985 Series B Bonds issued in exchange for or upon registration of transfer of 1985 Series B Bonds referred to in clauses (a) and (b) above.

          (3) Holders of 1985 Series B Bonds as of the close of business on the fifteenth day immediately preceding the date of the occurrence of an event described in Section 4.01(b)(ii)(B)(1) (except subsections (e) and (f) thereof) may direct the Trustee not to redeem their 1985 Series B Bonds, or a portion of principal amount thereof in Authorized Denominations, on the redemption date provided in Section 4.01(b)(ii)(B)(l) (except subsections (e) and (f) thereof) by delivering to the Trustee at its Principal Office at or prior to 5:00 p.m. New York time not later than the 15th day prior to the redemption date, unless a later date is specified in a Notice by Mail provided to each holder of a 1985 Series B Bond in accordance with Section 4.03 hereof, an instrument or instruments in writing which (i) specifies the numbers and denominations of 1985 Series B Bonds owned by such holder, (ii) acknowledges receipt of notice of such redemption and of the matters set forth therein, and, in the case of a redemption pursuant to Section 4.01(b)(ii)(B)(1)(b) or (d), that the Letter of Credit shall terminate and that any rating agency then having an outstanding rating on the 1985 Series B Bonds will reduce or withdraw such rating, as the case may be and (iii) directs the Trustee not to redeem such 1985 Series B Bonds or a portion thereof.

          (4) Any instrument delivered to the Trustee in accordance with Section 4.01(b)(ii)(B)(3) shall be irrevocable with respect to the redemption for which such instrument was delivered and shall be binding upon any subsequent holder of the 1985 Series B Bond to which it relates, including any 1985 Series B Bond issued in exchange therefor or upon the registration of transfer thereof and as of the date of such instrument, the holder of the 1985 Series B Bonds specified therein shall not have any right to redeem such 1985 Series B Bonds until after the date of redemption specified in such notice.

          (C) The 1985 Series B Bonds shall be subject to mandatory redemption at a redemption price equal to the principal amount thereof plus accrued interest, if any, to the extent redemption of such 1985 Series B Bonds has been demanded by the holder thereof pursuant to Section 2.01(b)(iii); provided that there shall not be so redeemed (a) 1985 Series B Bonds which shall have been purchased or deemed purchased as provided in Section 4.01(b)(iii) hereof and (b) 1985 Series B Bonds issued in exchange for or upon the registration of transfer of 1985 Series B Bonds referred to in clause (a) above.

          (iii) Purchase in Lieu of Redemption. (A) 1985 Series B Bonds subject to redemption pursuant to Sections

4.01(b)(ii)(B)(1) (except subsection (e)), and 4.01(b)(ii)(C) may, in lieu of redemption (a) be remarketed pursuant to the terms and conditions of the Depository Agreement and purchased for the accounts of other purchasers with Available Moneys representing the proceeds of such remarketing, or (b) failing such remarketing on the day upon which such 1985 Series B Bonds were to have been redeemed, such Bonds may be purchased by the Trustee with Available Moneys drawn under the Letter of Credit or with any other Available Moneys deposited with the Depository Agent for such purpose; in each case, at a purchase price equal to the principal amount thereof, or if such redemption were to have occurred on a Business Day other than an Interest Payment Date, with accrued interest thereon to such Business Day; provided, however, that so long as the Letter of Credit or any Substitute Letter of Credit is in effect, no such 1985 Series B Bonds may be purchased with moneys provided by the Company unless and to the extent the Credit Bank fails to honor a demand or drawing on the Letter of Credit presented in accordance with this Section, and no Event of Default under Section 7.01(e) hereof exists and is continuing; and provided further that 1985 Series B Bonds called for and subject to redemption pursuant to subsection
(f) of Section 4.01(b)(ii)(B)(1) hereof, may be purchased in lieu of redemption as provided in this clause (iii) only in an aggregate principal amount of $100,000 or any integral multiple thereof.

          (B) If Available Moneys described in the next preceding paragraph are delivered, the Depository Agent shall pay the purchase price of 1985 Series B Bonds so purchased by drawing upon the moneys deposited to pay such purchase price according to the terms of the Depository Agreement in the manner provided for the payment of interest on the 1985 Series B Bonds. As and when 1985 Series B Bonds so purchased are received by the Depository Agent, the Depository Agent shall deliver such 1985 Series B Bonds to the purchasers thereof on the date of such purchase.

          (C) If Available Moneys sufficient to pay the purchase price of 1985 Series B Bonds to be redeemed pursuant to Section 4.01(b)(ii)(B)(l) (except subsection (e) thereof) or 4.01(b)(ii)(C) (for which irrevocable notices of demand for redemption have been filed with the Depository Agent) shall be held by the Depository Agent on the date such 1985 Series B Bonds are to be redeemed, such 1985 Series B Bonds shall be deemed to have been purchased. and may be purchased according to Section 4.01(b)(iii), for all purposes of this Indenture, irrespective of whether or not such 1985 Series B Bonds shall have been delivered to the Trustee, and the former holders of such

1985 Series B Bonds shall have no claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof, including accrued interest thereon.

          (D) In the event any 1985 Series B Bonds purchased as provided in this
Section 4.01(b)(iii) shall not be presented to the Depository Agent, the Depository Agent shall segregate and hold the moneys for the purchase price of such 1985 Series B Bonds in trust, without liability for interest thereon, for the benefit of the former holders of such 1985 Series B Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such 1985 Series B Bonds. Any moneys which the Depository Agent shall segregate and hold in trust for the payment of the purchase price of any 1985 Series B Bond and remaining unclaimed for four years after the date of purchase shall, upon the Company's written request to the Depository Agent, be paid to the Company. After the payment of such unclaimed moneys to the Company, the former holder of such 1985 Series B Bond shall look only to the Company for the payment thereof.

          (E) Bonds purchased by the Trustee with moneys drawn under the Letter of Credit pursuant to clause (b) of Section 4.01(b)(iii)(A) shall be delivered to and registered in the name of the Credit Bank or its designee to be held pursuant to the terms of the Security Agreement, whereupon such Bonds will become Bank Bonds (as defined in the Letter of Credit). To the extent provided in the Letter of Credit, the Bank Bonds shall not be covered thereby.

          (F) Notwithstanding the foregoing, Bonds otherwise subject to purchase in lieu of redemption as provided in Section 4.01(b)(iii)(A) hereof, shall not be purchased in lieu of redemption as provided therein, at any time the Trustee has actual knowledge that an Event of Default has occurred and is continuing.

          Section 4.02. Selection of Bonds for Redemption. If less than all of the Bonds are called for redemption, the Trustee shall select the Bonds or any given portion thereof to be redeemed, from the outstanding Bonds or such given portion thereof not previously called for redemption, by lot within any maturity in a manner which the Trustee deems to be fair. The Trustee shall promptly notify the Issuer in writing of the numbers of the Bonds or portions thereof so selected for redemption.

          Section 4.03. Notice of Redemption. Notice of redemption (except as provided in subsections (a)-(c) hereof) shall be given by the Trustee for and on behalf of the Issuer, by Mail, not less than thirty nor more than sixty days prior to the redemption date, to the Issuer and the holder of each Bond at the address shown on the registration books of the Trustee on the date such notice is mailed. Each notice of redemption shall state the redemption date, the place of redemption, the source of the Available Moneys to be used for such redemption, the principal amount and, if less than all, the distinctive numbers of the Bonds to be redeemed, and shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, to the redemption date and the premium, if any, thereon (such premium to be specified), and the last day by which holders may direct the Trustee not to redeem their 1985 Series B Bonds, if such date is later than the 15th day prior to the redemption date. In the case of any redemption described in Sections 4.01(b)(i) or 4.01(b)(ii)(A) hereof, the Trustee shall also cause notice of redemption to be published in a newspaper of general circulation in Columbia County, Oregon, at least 30 days prior to the applicable redemption Date.

          Prior to the occurrence of any event described in Section 4.01(b)(ii)(B)(l) (except clauses (c) and (e) thereof), the Trustee shall give notice to Bondholders as follows:

          (a) Not less than 35 days prior to the first day of any Interest Rate Period described in Section 4.01(b)(ii)(B)(l)(a), the Trustee shall give Notice to each holder of 1985 Series B Bonds by Mail, to the extent the Trustee possesses such knowledge (i) of the items specified in the direction of the Company designating such Interest Rate Period; (ii) of the ratings which are expected by the Company to be assigned to the 1985 Series B Bonds on such date, whether a Letter of Credit will be in effect and whether ratings are expected by the Company to be reduced or withdrawn; (iii) of the optional redemption provisions that will pertain to such 1985 Series B Bonds during such immediately succeeding Interest Rate Period and whether all outstanding 1985 Series B Bonds will be redeemed or purchased according to Section 4.01(b)(iii) hereof, unless the holder of any 1985 Series B Bond (except 1985 Series B Bonds not in Authorized Denominations) directs the Trustee not so to redeem its 1985 Series B Bond as set forth in Section 4.01(b)(ii)(B)(3) hereof; and (iv) that all

1985 Series B Bonds which will not be in Authorized Denominations after such date will be redeemed on such date, unless purchased according to and unless otherwise provided in Section 4.01(b)(iii) hereof.

          (b) The Trustee shall give Notice to the holders of the 1985 Series B Bonds by Mail, at least 45 days prior to the Business Day preceding the termination of the Letter of Credit, which notice shall, to the extent the Trustee possesses such knowledge (i) specify the date of the termination thereof, (ii) specify the last times and dates prior to the Business Day immediately preceding the date of such termination on which 1985 Series B Bonds must be delivered, and on which notice must be given, for the redemption of 1985 Series B Bonds pursuant to Section 2.01(b)(iii) hereof and the places where such 1985 Series B Bonds must be delivered for such redemption, (iii) state that the 1985 Series B Bonds shall be redeemed or purchased at the principal amount thereof, plus accrued interest, if any, on the second Business Day immediately preceding the date of the termination of the Letter of Credit unless the holder of any 1985 Series B Bonds directs the Trustee not so to redeem its 1985 Series B Bond as set forth in Section 4.01(b)(ii)(B)(3) hereof, and (iv) state the ratings which are expected by the Company to be assigned to the 1985 Series B Bonds after expiration of the Letter of Credit and whether the Company expects such ratings to represent a reduction or withdrawal of ratings in effect prior to such termination; provided that the Trustee shall not give such notice if a Substitute Letter of Credit has been delivered in accordance with Section 5.06 hereof.

          (c) The Trustee shall give Notice to the holders of the 1985 Series B Bonds by Mail, at least 45 days prior to the Business Day preceding the effective date of an Alternate Credit Facility, which notice, shall, to the extent the Trustee possesses such knowledge (i) specify the effective date thereof, (ii) if applicable, state that the 1985 Series B Bonds shall be redeemed at the principal amount thereof, plus accrued interest, if any, on the second Business Day next preceding such effective date unless the holder of any 1985 Series B Bonds directs the Trustee not so to redeem its 1985 Series B Bond as set forth in Section 4.01(b)(ii)(B)(3); (iii) state the ratings, if any, which are expected by the Company to be assigned to the 1985 Series B Bonds after such effective date or that the 1985 Series B Bonds have no outstanding ratings prior to such effective date.

          (d) The Trustee shall give Notice by Mail to the holders of the 1985 Series B Bonds at their addresses as shown on the bond registration books kept by the Trustee. Failure by the Trustee to give such Notice by Mail, or any defect therein, shall not extend the period for making elections or in any way change the rights of the holders of the 1985 Series B Bonds to elect to have their 1985 Series B Bonds redeemed as provided herein. Any notice mailed as provided shall be conclusively presumed to have been given, whether or not such holder receives the notice.

          With respect to any notice of optional redemption of 1985 Series B Bonds to be made when the Letter of Credit is not in effect, unless, upon the giving of such notice, such 1985 Series B Bonds shall be deemed to have been paid within the meaning of Article X hereof, such notice may state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of moneys sufficient to pay the principal of, premium, if any, and interest on such 1985 Series B Bonds to be redeemed, and that if such moneys shall not have been so received said notice shall be of no force and effect and the Trustee shall not be required to redeem such 1985 Series B Bonds. In the event that such notice of redemption contains such a condition and such moneys ire not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, in the manner in which the notice of redemption was given, that such moneys were not so received.

          Section 4.04. Partial Redemption of Registered Bonds. Upon surrender of any Bond redeemed in part only, the Trustee shall provide a replacement Bond of the same series and maturity as the Bond redeemed in part only in a principal amount equal to the portion of such Bond not redeemed, and deliver it to the registered owner thereof. The Bond so surrendered shall be cancelled by the Trustee as provided herein. The Issuer and the Trustee shall be fully released and discharged from all liability to the extent of payment of the redemption price for such partial redemption.

          Section 4.05. Effect of Redemption. Subject to Section 4.01(b)(iii) and the last paragraph of Section 4.03 hereof, notice of redemption having been duly given as aforesaid, Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, and, if Available Moneys for payment of the redemption price shall be held by the Trustee, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the holders of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof.

          All Bonds fully redeemed pursuant to the provisions of this Article IV shall, upon the Written Order of the Issuer, be either (a) cancelled upon surrender thereof and delivered to the Issuer; or (b) destroyed as provided in
Section 11.04 hereof.

                                   ARTICLE V

                                    REVENUES

          Section 5.01. Pledge of Revenues. All of the Revenues are hereby irrevocably pledged to the punctual payment of the principal of, interest and premium, if any, on the Bonds, and such Revenues shall not be used for any other purpose while any Bonds remain outstanding; provided, however, that Revenues which are held for the payment of particular Bonds shall not be held for the benefit of all holders. Said pledge shall constitute a first and exclusive lien on such Revenues for the payment of the Bonds in accordance with the terms thereof. Notwithstanding the foregoing, any Revenues received with respect to the Letter of Credit or an Alternate Credit Facility provided with respect to the 1985 Series B Bonds shall be segregated from all other funds and pledged only to the payment of such 1985 Series B Bonds.

          All Revenues shall be held in trust for the benefit of the holders from time to time of the Bonds, but shall nevertheless be disbursed, allocated and applied solely for the uses and purposes hereinafter in this Article V set forth.

          The Bonds shall not constitute a debt or liability, or a pledge of the faith and credit of the Issuer or the State of Oregon but shall be payable solely from the funds herein provided therefor. The issuance of the Bonds shall not directly or indirectly or contingently obligate the Issuer, the State of Oregon or any political subdivision thereof to levy or to pledge any form of taxation whatever therefor or to make any appropriation for their payment.

          Section 5.02. Bond Fund. Upon the receipt thereof, the Trustee shall deposit all accrued interest, if any, paid, at the sale of the Bonds and all Revenues (except as otherwise provided herein) in the "Portland General Electric Company 1985

Series B Bond Fund" (herein called the "Bond Fund"), which the Trustee shall establish and maintain and hold in trust, and which shall be disbursed and applied only as hereinafter authorized. Moneys in the Bond Fund shall be used solely for the payment of the principal of, premium, if any, and interest on the Bonds as the same shall become due and payable at maturity, upon redemption or otherwise.

          Funds for such payments of the principal of, premium, if any, and interest on the 1985 Series B Bonds shall only be derived from the following sources in the order of priority indicated,

          (i) from Available Moneys other than those described in Section 5.02(ii).

          (ii) from Available Moneys drawn under the Letter of Credit; and

          (iii) from amounts not meeting the requirements of (i) and (ii) above paid by the Company with respect to the 1985 Series B Bonds pursuant to the provisions of Section 4.2(a) of the Agreement, including moneys realized by the Trustee from any Alternate Credit Facility.

          Amounts on deposit in the Bond Fund drawn by the Trustee pursuant to the Letter of Credit shall be deposited in a separate account within the Bond Fund called the "Letter of Credit Proceeds Account."

          Section 5.03. Trustee Authorized to Draw on Letter of Credit and to Realize Moneys Under an Alternate Credit Facility. The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to draw moneys under the Letter of Credit in accordance with the amounts available thereunder as shall be necessary (a) to make timely payment of the principal or purchase price of and interest on the 1985 Series B Bonds to the extent other Available Moneys in the Bond Fund are not available for such payment in accordance with the provisions of Section 5.02 of this Indenture and (b) to make timely payments as provided in
Section 5.06 hereof.

          The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to take such actions as the Trustee determines are necessary to realize moneys under an Alternate Credit Facility, if any, in accordance with the amounts available thereunder as shall be necessary to make timely payment of principal or purchase price and interest on the 1985 Series B Bonds to the extent other Available Moneys are not available for such payment in accordance with the provisions of Sections 4.01(b)(iii) and
5.02 of this Indenture, as the case may be.

          Section 5.04. Investment of Moneys. Any moneys held as part of the Bond Fund or the Construction Fund shall be invested and reinvested by the Trustee in accordance with the provisions of Section 3.5 of the Agreement; provided that moneys held in the Bond Fund which are proceeds of a drawing under the Letter of Credit shall not be invested. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the fund for which they were made. The interest accruing thereon, any profit realized from such investments and any loss resulting from such investments shall be credited or charged in accordance with Section 3.5 of the Agreement. The Trustee shall sell and reduce to cash a sufficient amount of such investments of the Bond Fund whenever the cash balance in the Bond Fund is insufficient to pay the principal of, or premium, if any, or interest on, the Bonds when due or of the investments of the Construction Fund whenever the cash balance in the Construction Fund is insufficient to pay amounts then due from the Construction Fund.

          The Trustee may make any and all investments through its own bond department. Any interest, profit or loss on such investments shall be credited or charged to the respective funds from which such investments are made. The Trustee may sell or present for redemption any obligations so purchased whenever it shall be necessary in order to provide moneys to meet any payment, and the Trustee shall not be liable or responsible for any loss resulting from such investment. For purposes of this Section, any interest-bearing deposits, including certificates of deposit, issued by or on deposit with the Trustee shall be deemed to be investments and not deposits.

          The Issuer covenants with the holders of all Bonds at any time outstanding that it will make no use of the proceeds of any of the Bonds or any other funds which will cause any of the Bonds to be "arbitrage bonds" subject to federal income taxation by reason of Section 103(c) of the Code and any applicable regulations promulgated thereunder. To that end, so long as any of the Bonds are outstanding, the Issuer, with respect to the proceeds of the Bonds or any other funds, shall comply with all requirements of said Section 103(c) and of all regulations of the United States Department of the Treasury Promulgated thereunder, to the extent that such requirements are, at the time, applicable and in effect.

          Section 5.05. Assignment to Trustee; Enforcement of Obligations. (a) The Issuer hereby transfers, assigns and sets over to the Trustee all of the Revenues and any and all rights and privileges it has under the Agreement, except the Issuer's right to receive payments under Sections 4.2(c), 6.3, 8.2 and 8.3 of the Agreement, but including, without limitation, the right to collect and receive directly all of the Revenues and the right to hold and enforce any security interest, and any Revenues collected or received by the Issuer shall be deemed to be held, and to have been collected or received, by the Issuer as the agent of the Trustee, and shall forthwith be paid by the Issuer to the Trustee. The Trustee also shall be entitled to enforce the terms, covenants and conditions of, and preserve and protect the priority of its interest in and under, the Agreement, the Letter of Credit or any Alternate Credit Facility and any other security agreement with respect to the Project, and to require compliance with all covenants, agreements and conditions on the part of the Issuer contained in this Indenture with respect to the Revenues.

          Section 5.06. Letter of Credit. (a) The Trustee shall draw moneys under the Letter of Credit in accordance with the terms thereof to the extent necessary to make timely payments of principal of and interest on, the 1985 Series B Bonds required to be made from the Bond Fund whether upon acceleration, redemption or otherwise, and to pay the purchase price of 1985 Series B Bonds as provided in Section 4.01(b)(iii) hereof.

          (b) The Letter of Credit shall be the irrevocable obligation of the Credit Bank to pay to the Trustee, upon request made with respect to the 1985 Series B Bonds related thereto and in accordance with the terms thereof, (i) an amount not exceeding the aggregate principal amount of such 1985 Series B Bonds to pay (A) principal of such Bonds when due whether upon acceleration, redemption or otherwise, or (B) the portion of the redemption or purchase price of 1985 Series B Bonds equal to the principal amount of 1985 Series B Bonds and not remarketed in lieu of mandatory redemption according to the terms of the Depository Agreement, plus accrued interest on the date on which such 1985 Series B Bonds are to be redeemed, plus (ii) an amount equal to 220 days' interest accrued on the outstanding 1985 Series B Bonds, computed at a rate of 15% per annum to pay interest on the 1985 Series B Bonds on or prior to June 19, 1992.

          (c) The Letter of Credit relating to the 1985 Series B Bonds shall terminate on the earliest of (i) the honoring by the Credit Bank of the last drawing available to be made under the Letter of Credit, (ii) June 19, 1992, or such later date as may result from any extension thereof, (iii) the date on which the principal amount of and interest on the 1985 Series B Bonds shall have been paid in full or deemed paid in full pursuant to Article X hereof, and (iv) the Optional Termination Date.

          (d) The Credit Bank's obligation under the Letter of Credit will be reduced to the extent of any redemption of 1985 Series B Bonds pursuant to
Article IV hereof and any drawing thereunder subject to reinstatement as provided in the Letter of Credit.

          When a drawing is made to enable the Trustee to redeem 1985 Series B Bonds delivered to the Depository Agent, 1985 Series B Bonds in an aggregate principal amount equal to the amount of the portion of the redemption price equal to principal shall be delivered to the Trustee for cancellation.

          (e) If at any time there shall have been delivered to the Trustee (i) a Substitute Letter of Credit pursuant to Section 4.5(b) of the Agreement, (ii) an opinion of Bond Counsel stating that the delivery of such Substitute Letter of Credit to the Trustee is lawful under applicable law and permitted under the Agreement and complies with the terms of the Agreement and that the delivery of such Substitute Letter of Credit will not adversely affect the exemption from federal income taxation of interest paid on the 1985 Series B Bonds, and (iii) written evidence from Moody's, if the 1985 Series B Bonds are rated by Moody's, and S&P, if the 1985 Series B Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that the substitution of the proposed Substitute Letter of Credit for the Letter of Credit will not by itself, result in a reduction or withdrawal of its ratings of the 1985 Series B Bonds from those which then prevail, then the Trustee shall accept such Substitute Letter of Credit and upon the effective date of the Substitute Letter of Credit, promptly give notice to the previous Credit Bank and no later than two Business Days thereafter surrender the previously held Letter of Credit to the Credit Bank, in accordance with the terms of such Letter of Credit, for cancellation. If at any time there shall cease to be any 1985 Series B Bonds outstanding hereunder, the Trustee shall promptly surrender the Letter of Credit to the Credit Bank, in accordance with the terms of the Letter of Credit, for cancellation. The Trustee shall comply with the procedures set forth in the Letter of Credit relating to the termination thereof. Neither the surrender of the Letter of Credit nor confirmation in writing shall be deemed to be a condition precedent to any termination of the Letter of Credit hereunder.

          (f) At any time, the Company may direct the Trustee in writing to surrender the Letter of Credit to the Credit Bank for cancellation on the Optional Termination Date, which date shall be specified by the Company. Notwithstanding the foregoing, the Optional Termination Date shall not be earlier than the 46th day following the date the Trustee shall give the notice to bondholders described in Section 4.03(b) hereof, unless a Substitute Letter of Credit has been provided in accordance with Section 5.06(e) hereof.

          Section 5.07. Alternate Credit Facility. The Trustee acknowledges that the Company may, at its option, provide an Alternate Credit Facility relating to the 1985 Series B Bonds. If the Company chooses to provide an Alternate Credit Facility, when there shall have been delivered (i) to the Trustee on behalf of the Issuer an Alternate Credit Facility pursuant to Section 4.5 (c) of the Agreement and (ii) to the Issuer and the Trustee an opinion of Bond Counsel stating that the delivery of such Alternate Credit Facility to the Trustee is lawful under applicable law and permitted under the Agreement and complies with the terms of the Agreement and that the delivery of such Alternate Credit Facility will not adversely affect the exemption from federal income taxation of interest paid on the 1985 Series B Bonds, then the Trustee shall accept such Alternate Credit Facility and upon the effective date of such Alternate Credit Facility promptly surrender any previously held Alternate Credit Facility in accordance with the terms thereof for cancellation, provided, however, that unless the Company also provides to the Trustee written evidence from Moody's, if the 1985 Series B Bonds are rated by Moody's, and S&P, if the 1985 Series B Bonds are rated by S&P, in each case to the effect that such rating agency has reviewed the proposed Alternate Credit Facility and that its substitution or institution, as the case may be, will not, by itself, result in a reduction or withdrawal of its ratings of the 1985 Series B Bonds from those which then prevail, the effective date of such Alternate Credit Facility shall not be earlier than the thirtieth day following Notice by Mail by the Trustee to the holders of the 1985 Series B Bonds, advising such holders of such Alternate Credit Facility; the effective date thereof; and whether, as of the date of delivery of such Alternate

Credit Facility, the rating(s), if any, of the 1985 Series B Bonds, are expected by the Company to be reduced or withdrawn. If at any time there shall cease to be any 1985 Series B Bonds outstanding hereunder, the Trustee shall promptly surrender any Alternate Credit Facility in accordance with the terms thereof for cancellation. The Trustee shall comply with the procedures set forth in such Alternate Credit Facility relating to the termination thereof. Neither the surrender of an Alternate Credit Facility nor confirmation in writing shall be deemed to be a condition precedent to any termination of such Alternate Credit Facility hereunder.

          Section 5.08. Repayment to Company. When there are no longer any Bonds Outstanding, and all fees, charges and expenses of the Trustee, the Depository Agent and any paying agents have been paid or provided for, and all expenses of the Issuer relating to the Project and this Indenture have been paid or provided for, and all other amounts payable hereunder and under the Agreement have been paid, and this Indenture has been discharged and satisfied, the Trustee shall, upon written direction of an Authorized Company Representative, which direction shall certify that all such fees, charges and expenses have been paid or provided for, pay to the Company any amounts remaining in any fund established and held hereunder.

                                   ARTICLE VI

                             COVENANTS OF THE ISSUER

          Section 6.01. Payment of Principal and Interest. The Issuer shall punctually pay, but only out of Revenues as herein provided, the principal and the interest (and premium, if any) to become due in respect of every Bond issued hereunder at the times and places and in the manner provided herein and in the Bonds according to the true intent and meaning thereof. When and as paid in full, all Bonds, if any, shall be delivered to the Trustee, shall forthwith be cancelled and shall thereafter be redelivered to, or upon the order of, the Issuer, unless destroyed as provided in Section 11.04 hereof.

          Section 6.02. Extension or Funding of Claims for Interest. The Issuer shall not, directly or indirectly, extend or assent to the extension of the time for the payment of any claim for interest on any of the Bonds, and shall not, directly or indirectly, be a party to or approve any such arrangement by purchasing or funding such claims or in any other manner. In case any such claim for interest shall be extended or funded, whether or not with the consent of the Issuer, such claim for interest so extended or funded shall not be entitled in case of default hereunder, to the benefits of this Indenture, except subject to the prior payment in full of the principal of all of the Bonds then Outstanding and of all claims for interest which shall not have been so extended or funded.

          Section 6.03. Paying Agents. The Issuer, with the written approval of the Trustee and the Company, may appoint and at all times have one or more paying agents (which shall meet the qualification of the Trustee set forth in Section 8.07 hereof) in such place or places as the Issuer may designate, for the payment of the principal of, and the interest (and premium, if any) on, the Bonds. All provisions of Article VIII which apply to the Trustee shall apply to the Depository Agent and any paying agent appointed hereunder. The Trustee shall make such arrangements with any such paying agent as may be necessary to provide for, to the extent of the moneys held by the Trustee for such payment, the prompt payment of the principal of and interest and premium, if any, on the Bonds presented at either place of payment.

          Section 6.04. Preservation of Revenues; Amendment of Documents. The Issuer shall not take any action (i) to interfere with or impair the pledge and assignment hereunder of Revenues and the assignment to the Trustee of rights under the Agreement, (ii) to interfere with or impair the Trustee's enforcement of any rights thereunder, or (iii) which affects the rights, duties or obligations hereunder of the Trustee without the prior written consent of the Trustee. The Trustee may give such written consent, and may itself take any such action or consent to an amendment or modification to the Agreement, the Reimbursement Agreement or the Letter of Credit, or to any other document, instrument or agreement relating to the security for the Bonds, only with the prior written consent of the Credit Bank and only if (i)(a) in the opinion of the Trustee, such action or such amendments or modifications will not adversely affect the interests of the holders of the Bonds or result in any impairment of the security hereby given for the payment of the Bonds, or (b) the Trustee first obtains the written consent of the holders of at least two-thirds (2/3) in principal amount of the then outstanding series of Bonds to be materially affected to such amendments or modifications; and (ii) such amendments or modifications will not have the effect of extending the time for payment or reducing the amount due and payable of any amount due and payable by the Company pursuant to the Agreement or by the Credit Bank under the Letter of Credit.

          Section 6.05. Compliance with Indenture. The Issuer shall not issue, or permit to be issued, any Bonds secured or Payable in any manner out of Revenues in any manner other than in accordance with the provisions of this Indenture, and shall not cause any default to occur under this Indenture, but shall faithfully observe and perform all the covenants, conditions and requirements hereof.

          Section 6.06. Other Liens. So long as any Bonds are outstanding, the Issuer shall not create or suffer to be created any pledge, lien or charge of any type whatsoever upon all or any part of the Revenues, other than the lien of this indenture.

          Section 6.07. Further Assurances. Whenever and so often as requested so to do by the Trustee, the Issuer shall promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things, as may be necessary or reasonably required in order to further and more fully vest in the Trustee and the Bondholders all of the rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon them by this Indenture and to perfect and maintain as perfected such rights, interests, powers, benefits, privileges and advantages.

                                   ARTICLE VII

                                     DEFAULT

          Section 7.01. Events of Default; Acceleration; Waiver of Default. Each of the following events shall constitute an "Event of Default" hereunder:

          (a) Failure to make payment of any installment of interest upon any 1985 Series B Bond when the same shall have become due and payable;

          (b) Failure to make due and punctual payment of the principal of and premium, if any, on any 1985 Series B Bond at the stated maturity thereof, or upon proceedings for redemption thereof or upon the maturity thereof by declaration;

          (c) The occurrence of an "event of default" under the Agreement;

          (d) An Act of Bankruptcy of the Company;

          (e) During the term of the Letter of Credit, the Trustee shall have received written notice from the Credit Bank that an "event of default" has occurred and is continuing under the Reimbursement Agreement;

          (f) Default by the Issuer in the performance or observance of any other of the covenants, agreements or conditions on its part in this Indenture or in the Bonds contained, and the continuance of such default for a period of thirty (30) days after written notice thereof, specifying such default and requiring the same to be remedied, shall have been given to the Issuer and the Company by the Trustee, or to the Issuer, the Company and the Trustee by the holders of not less than twenty-five percent (25%) in aggregrate principal amount of the Bonds at the time outstanding.

          No default specified in (f) above shall constitute an Event of Default unless the Issuer and the Company shall have failed to correct such default within the applicable period; provided, however, that if the default shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if corrective action is instituted by the Issuer or the Company within the applicable period and diligently pursued until the default is corrected. With regard to any such alleged default concerning which notice is given to the Company under the provisions of this Section, the Issuer hereby grants the Company full authority for account of the Issuer to perform any covenant or obligation the nonperformance of which is alleged in said notice to constitute a default in the name and stead of the Issuer with full power to do any and all things and acts to the same extent that the Issuer could do and perform any such things and acts and with power of substitution.

          Upon the occurrence of an event of default under Section 7.01(e) the Trustee shall, or upon the occurrence and continuation of any other event of default under this Section 7.01 the Trustee may, and upon the written request of either the holders of not less than 25% in aggregate principal amount of Bonds then outstanding or the Credit Bank if a Letter of Credit is outstanding, shall by notice in writing delivered to the Company with copies of such notice being sent to the Issuer, the Credit Bank and the Remarketing Agent, declare the principal of all Bonds then Outstanding and the interest accrued thereon to the redemption or payment date immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable. After any Such declaration the Trustee shall immediately make a drawing under the Letter of Credit, if any, pursuant to the terms thereof or shall take such actions as necessary to realize moneys under any Alternate Credit Facility which are permitted under the terms thereof. Upon any such declaration the Trustee shall declare all amounts payable under Section 4.2(a) of the Agreement to be immediately due and payable in accordance with Section 6.2 of the Agreement and may exercise and enforce such rights as exist under the Agreement.

          The preceding paragraph, however, is subject to the condition that if, at any time after the principal of the Bonds shall have been so declared due and payable, and before any drawing has been made under the Letter of Credit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, there shall have been deposited with the Trustee a sum sufficient to pay all the principal of the Bonds matured prior to such declaration and all matured installments of interest (if any) upon all the Bonds, with interest on such overdue installments of principal as provided in the Agreement, and the reasonable expenses of the Trustee, and any and all other defaults known to the Trustee (other than in the payment of principal of and interest on the Bonds due and payable solely by reason of such declaration) shall have been made good or cured to the satisfaction of the Trustee or provision deemed by the Trustee to be adequate shall have been made therefor, then, and in every such case, the holders of at least a majority in aggregate principal amount of the Bonds then outstanding, by written notice to the Issuer and to the Trustee, may, on behalf of the holders of all the Bonds, rescind and annul such declaration and its consequences and waive such default; provided that no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair or exhaust any right or power consequent thereon; and provided further that there shall not be rescinded or annulled any such declaration which follows an event described in Section 6.1(d) of the Agreement.

          Section 7.02. Drawing Under Letter of Credit; Institution of Legal Proceedings by Trustee. Upon the occurrence of an Event of Default, if the principal of and interest on the 1985 Series B Bonds shall have been declared to be due and payable, the Trustee shall, upon such declaration forthwith draw on the Letter of Credit in accordance with the terms thereof, and, as soon as practicable but no later than the eighth day following such declaration, whether or not any other proceedings have been instituted, apply such funds pursuant to
Section 7.03 hereof. In addition, if one or more of the Events of Default specified in Section 7.01(a) or 7.01(b) shall happen and be continuing, the Trustee in its discretion may and upon the written request of the holders of a majority in principal amount of the Bonds then outstanding and upon being indemnified to its satisfaction therefor shall, proceed to protect or enforce its rights or the rights of the holders of Bonds under the Act or under this Indenture, by a suit in equity or action at law, either for the specific performance of any covenant or agreement contained herein, or in aid of the execution of any power herein granted, or by mandamus or other appropriate proceeding for the enforcement of any other legal or equitable remedy as the Trustee shall deem most effectual in support of any of its rights or duties hereunder.

          Section 7.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 7.02 shall be applied in the order following, at the date or dates fixed by the Trustee and, in the case of distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the Bonds, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

               First: To the payment of reasonable costs and expenses of collection, just and reasonable compensation to the Trustee for its own services and for the services of counsel, agents and employees, and all other expenses and liabilities incurred, and for advances made pursuant to the provisions of this Indenture with interest on all such advances at the rate of ten percent (10%) per annum; provided that no amounts drawn under the Letter of Credit shall be so applied until the principal and interest of all outstanding 1985 Series B Bonds shall have been paid or provided for.

               Second: In case the principal of none of the Bonds shall have become due and remains unpaid, to the payment of interest in default in the order of the maturity thereof, such payments to be made ratably and proportionately to the persons entitled thereto without discrimination or preference, except as specified in Section 6.02; provided, however, that no amounts drawn under the Letter of Credit shall be applied to the payment of Bank Bonds.

               Third: In case the principal of any of the Bonds shall have become due by declaration or otherwise and remains unpaid, first to the payment of principal of all Bonds then due and unpaid then to the payment of interest in default in the order of maturity thereof, and then to the payment of the premium thereon, if any; in every instance such payment to be made ratably to the persons entitled thereto without discrimination or preference, except as specified in section 6.02; provided, however, that no amounts drawn under the Letter of Credit shall be applied to the payment of Bank Bonds.

          Section 7.04. Effect of Delay or Omission to Pursue Remedy. No delay or omission of the Trustee or of any holder of Bonds to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein, and every power and remedy given by this Article VII to the Trustee or to the holders of Bonds may be exercised from time to time and as often as shall be deemed expedient. In case the Trustee shall have proceeded to enforce any right under this Indenture, and such proceedings shall have been discontinued or abandoned because of waiver or for any other reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Trustee and the holders of the Bonds, severally and respectively, shall be restored to their former positions and rights hereunder in respect to the trust estate; and all remedies, rights and powers of the Issuer, the Trustee and the holders of the Bonds shall continue as though no such proceedings had been taken.

          Section 7.05. Remedies Cumulative. No remedy herein conferred upon or reserved to the Trustee or to any holder of the Bonds is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

          Section 7.06. Covenant to Pay Bonds in Event of Default. The Issuer covenants that, upon the happening of any Event of Default, the Issuer will pay to the Trustee upon demand, but only out of Revenues, for the benefit of the holders of the 1985 Series B Bonds, respectively, the whole amount then due and payable thereon (by declaration or otherwise) for interest or for principal and premium, or both, as the case may be, and all other sums which may be due hereunder or secured hereby, including reasonable compensation to the Trustee, its agents and counsel for Ordinary Services and Extraordinary Services, and reimbursement for Ordinary Expenses and Extraordinary Expenses incurred by the Trustee hereunder. In case the Issuer shall fail to pay the same forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled to institute proceedings at law or in equity in any court of competent jurisdiction to recover judgment for the whole amount due and unpaid, together with costs and reasonable attorneys' fees, subject, however, to the condition that such judgment, if any, shall be limited to, and payable solely out of, Revenues as herein provided and not otherwise. The Trustee shall be entitled to recover such judgment as aforesaid, either before or after or during the Pendency of any proceedings for the enforcement of this Indenture, and the right of the Trustee to recover such judgment shall. not be affected by the exercise of any other right, power or remedy for the enforcement of the provisions of this indenture.

          Section 7.07. Trustee Appointed Agent for Bondholders. The Trustee is hereby appointed the agent and attorney of the holders of all Bonds outstanding hereunder for the purpose of filing any claims relating to the Bonds.

          Section 7.08. Power of Trustee to Control Proceedings. In the event that the Trustee, upon the happening of an Event of Default, shall have taken any action, by judicial proceedings or otherwise, pursuant to its duties hereunder, whether upon its own discretion or upon the request of the holders of a majority in principal amount of the Bonds then outstanding, it shall have full power, in the exercise of its discretion for the best interests of the holders of the Bonds, with respect to the continuance, discontinuance, withdrawal, compromise, settlement or other disposal of such action; provided, however, that the Trustee shall not, unless there no longer continues an Event of Default hereunder, discontinue, withdraw, compromise or settle, or otherwise dispose of any litigation pending at law or in equity, if at the time there has been filed with it a written request signed by the holders of at least a majority in principal amount of the Bonds outstanding hereunder opposing such discontinuance, withdrawal, compromise, settlement or other disposal of such litigation.

          Section 7.09. Limitation on Bondholders' Right to Sue. No holder of any Bond issued hereunder shall have the right to institute any suit, action or proceeding at law or in equity, for any remedy under or upon this Indenture, unless (a) such holder shall have previously given to the Trustee written notice of the occurrence of an Event of Default hereunder; (b) the holders of at least a majority in aggregate principal amount of all the Bonds then outstanding shall have made written request upon the Trustee to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name; (c) said holders shall have tendered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; and (d) the Trustee shall have refused or omitted to comply with such request for a period of thirty (30) days after such written request shall have been received by, and said tender of indemnity shall have been made to, the Trustee.

          Such notification, request, tender of indemnity and refusal or omission are hereby declared, in every case, to be conditions precedent to the exercise by any holder of Bonds of any remedy hereunder; it being understood and intended that no one or more holders of Bonds shall have any right in any manner whatever by his or their action to enforce any right under this indenture, except in the manner herein provided, and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of the outstanding Bonds (subject to the provisions of Section 6.02).

          The right of any holder of any Bond to receive payment of the principal of (and premium, if any) and interest on such Bond out of Revenues, as herein and therein provided, on and after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, notwithstanding the foregoing provisions of this Section or Section 7.08 or any other provision of this Indenture.

          Section 7.10. Limitation of Liability to Revenues. Notwithstanding anything in this Indenture contained, the Issuer shall not be required to advance any moneys derived from the proceeds of taxes collected by the Issuer or by any governmental body or political subdivision of the State of Oregon or from any source of income of any governmental body or political subdivision of the State of Oregon or the Issuer other than the Revenues, for any of the purposes in this Indenture mentioned, whether for the payment of the principal of or interest on the Bonds or for any other purpose of this Indenture. The Bonds are not general obligations of the Issuer, and are payable from and secured by the Revenues only.

                                  ARTICLE VIII

                                   THE TRUSTEE

          Section 8.01. Acceptance of the Trusts. The Trustee hereby accepts the trusts imposed upon it by this Indenture, represents and covenants that it is fully empowered under the applicable laws and regulations of the State of New York to accept said trusts, and agrees to perform said trusts, but only upon and subject to the following express terms and conditions, and no implied covenants or obligations shall be read into this Indenture against the Trustee:

          (a) The Trustee may execute any of the trusts or Powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees and shall not be responsible for the acts of any attorneys, agents or receivers appointed by it in good faith and without negligence, and shall be entitled to advice of counsel concerning all matters of trusts hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of counsel. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

          (b) The Trustee shall not be responsible for any recital herein, or in the Bonds (except with respect to the certificate of the Trustee endorsed on the Bonds), or for the recording or re-recording, filing or re-filing of this Indenture, or for the validity of the execution by the Issuer of this Indenture or any instruments of further assurance, or for the sufficiency of the security for the Bonds issued hereunder or intended to be secured hereby. The Trustee shall not be responsible or liable for any loss suffered in connection with any investment of funds made by it in accordance with Section 5.04 hereof including, without limitation, any loss suffered in connection with the sale of any investment pursuant to Section 5.04 hereof.

          (c) The Trustee shall not be accountable for the use of any Bonds authenticated or delivered hereunder. The Trustee may become the owner of Bonds with the same rights which it would have if it were not Trustee.

          (d) The Trustee shall be protected in acting in good faith upon any notice, request, resolution, consent, certificate, affidavit, letter, telegram or other paper or document, or oral communication or direction, believed to be genuine and correct and to have been signed or sent or given by the proper person or persons, including a certificate of any Authorized Company Representative to the effect that no Act of Bankruptcy has occurred. Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Bond shall be conclusive and binding upon all future holders of the same Bond and upon Bonds issued in exchange therefor or upon transfer or in place thereof.

          (e) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by the President of its Board of Port Commissioners as sufficient evidence of the facts therein contained, and prior to the occurrence of a default of which the Trustee has been notified as provided in subsection (g) of this Section, or subsequent to the waiver, rescission or annulment of a default as provided in
Article VII hereof, shall also be at liberty to accept a similar certificate to the effect that any particular dealing, transaction or action is necessary or expedient, but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee may accept a Certificate of the Issuer to the effect that a resolution or ordinance in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution or ordinance has been duly adopted, and is in full force and effect.

          (f) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be liable in the performance of its obligations hereunder except for its negligence or willful default.

          (g) The Trustee shall not be required to take notice or be deemed to have notice of any default or Event of Default hereunder except failure to cause to be made any of the payments to the Trustee required to be made by Section
5.01 hereof unless the Trustee shall be specifically notified in writing of such default or Event of Default by the Issuer, the holders of at least twenty-five percent (25%) in aggregate principal amount of all Bonds then outstanding or the Credit Bank.

          (h) The Trustee shall not be required to give any bonds or surety in respect of the execution of its trusts and powers hereunder.

          (i) Before taking any action under Article VII hereof (except the first sentence of Section 7.02) or this Section at the request or direction of the Bondholders or the Credit Bank, the Trustee may require that a satisfactory indemnity bond be furnished by the Bondholders or that reasonable indemnity be furnished by the Credit Bank, as the case may be, for the reimbursement of all expenses to which it may be put and to Protect it against all liability, except liability which is adjudicated to have resulted from its negligence or willful default in connection with any action so taken.

          (j) All moneys received by the Trustee or any Paying Agent shall, until used or applied or invested as herein provided, be held in trust for the purposes for which they were conceived and shall not be commingled with the general funds of the Trustee or any Paying Agent but need not be segregated from other funds except to the extent required by law and the provisions of this Indenture. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received hereunder except such as may be agreed upon.

          (k) The Trustee, prior to the occurrence of an Event of Default specified in Section 7.01 of this Indenture and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and, in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. In case an Event of Default has occurred (which has not been cured) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (l) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) This subsection shall not be construed to limit the effect of subsection (k) of this Section;

               (ii) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; -

               (iii) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it. In good faith in accordance with the direction of. the holders of a majority in aggregate principal amount of the Bonds outstanding relating to the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this indenture; and

               (iv) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (m) At any and all reasonable times the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect any and all of the Project including all books, papers and records of the issuer pertaining to the Project and the Bonds, and to take such memoranda from and in regard thereto as may be desired subject to the provisions of Section 5.1 of the Agreement.

          Section 8.02. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, authorized to accept and exercise the trusts herein provided, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.02, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article, and shall immediately provide Notice by Mail of such resignation to the Issuer, the Company, the Credit Bank and the holder of each Bond.

          Section 8.03. Fees, Charges, and Expenses of Trustee and Paying Agent. The Trustee, and any Paying Agent, shall be entitled to payment and/or reimbursement from the Company for reasonable fees for its Ordinary Services rendered hereunder and all advances, counsel fees and other Ordinary Expenses reasonably and necessarily made or incurred by the Trustee, and any Paying Agent, in connection with such Ordinary Services hereunder, including, without limitation, any expenses incurred by the Trustee for the collection of any indebtedness under the Agreement or for the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in the Agreement. In the event that it should become necessary that the Trustee, and any Paying Agent, perform Extraordinary Services, it shall be entitled to reasonable extra compensation therefor from the Company, and to reimbursement from the Company for reasonable and necessary Extraordinary Expenses in connection therewith; provided, that if such Extraordinary Services or Extraordinary Expenses are occasioned by the neglect or misconduct of the Trustee, or any Paying Agent, it shall not be entitled to compensation or reimbursement therefor; the foregoing notwithstanding, the Trustee shall be entitled to receive from the Company all Extraordinary Expenses consisting of expenses payable to the Trustee under Section 8.3 of the Agreement. The Trustee shall be entitled to payment and reimbursement from the Company for the reasonable fees and charges of the Trustee as Bond Registrar for the Bonds. Upon the occurrence of an Event of Default and during its continuance, the Trustee and any Paying Agent shall have a first lien with right of payment prior to payment on account of interest or principal of, or premium, if any, on any Bond upon all moneys in, its possession under any provisions hereof for the foregoing advances, fees, costs and expenses incurred; provided, however, that the Trustee or any Paying Agent shall not have a first lien with right of payment prior to payment on account of principal of, or premium, if any, or interest on, any Bond with respect to moneys drawn under the Letter of Credit, or any Alternate Credit Facility.

          Section 8.04. Notice to Bondholders if Default or Event of Default Occurs. If a default or an Event of Default occurs of which the Trustee is by subsection (g) of Section 8.01 hereof required to take notice or if notice of default or Event of Default be given as in said subsection (g) provided, the Trustee shall promptly give written Notice thereof by Mail to the Credit Bank and, within fifteen (15) days (unless such default or Event of Default is cured or waived), to the holders of Bonds then outstanding, provided that, except in the case of a default in the payment of the principal of, or interest on, any Bond, the Trustee may withhold such notice to the Bondholders if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Bondholders. Notwithstanding the foregoing, the provisions of this Section 8.04 shall not affect the Trustee's obligations under Section 7.02 hereof.

          Section 8.05. Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of holders of the Bonds, the Trustee may intervene on behalf of Bondholders and, subject to the provisions of
Section 8.01(i) hereof, shall do so if requested in writing by the holders of a majority in aggregate principal amount of all Bonds then outstanding.

          Section 8.06. Successor Trustee. Any corporation or association into which the Trustee may be merged, or with which it may be consolidated, or to which it may sell, lease or transfer its corporate trust business and assets as a whole or substantially as a whole, shall be and become successor Trustee hereunder and shall be vested with all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges hereunder as was its predecessor, without the execution or filing of any instrument on the part of any of the parties hereto.

          Section 8.07. Resignation by the Trustee. The Trustee may at any time resign from the trusts hereby created by giving sixty (60) days written Notice by Mail to the Issuer, the Company, the Credit Bank and the holder of each Bond at that time, and such resignation shall take effect at the appointment of a successor Trustee pursuant to the provisions of Section 8.09 of this Indenture and acceptance by the successor Trustee of such trusts. If no successor Trustee shall have been so appointed and have accepted appointment within sixty (60) days of the giving of written notice by the resigning Trustee as aforesaid, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          Section 8.08. Removal of the Trustee. The Trustee may be removed at any time, by an instrument or concurrent instruments in writing delivered to the Trustee, the Issuer, the Credit Bank and the Company and signed by the holders of a majority in aggregate principal amount of Bonds then outstanding; provided, however, that such removal shall not take effect prior to the appointment of a successor Trustee Pursuant to the provisions of Section 8.09 of this Indenture and acceptance by the successor Trustee of such Trusts.

          Section 8.09. Appointment of Successor Trustee. In case the Trustee hereunder shall:

          (a) resign pursuant to Section 8.02 or 8.07 hereof;

          (b) be removed pursuant to Section 8.08 hereof; or

          (c) be dissolved, taken under the control of any public officer or officers or of a receiver appointed by a court, or otherwise become incapable of acting hereunder, a successor shall be appointed by the Issuer at the direction of the Company; provided, that if a successor Trustee is not so appointed within ten (10) days after notice of resignation is mailed or instrument of removal is delivered as provided under Sections 8.02, 8.07 and 8.08 hereof, respectively, or within ten (10) days of the Issuer's knowledge of any of the events specified herein, then the holders of a majority in aggregate principal amount of Bonds then outstanding, by an instrument or concurrent instruments in writing signed by or on behalf of such holders may designate a successor Trustee. Every such successor Trustee appointed pursuant to the provisions of this Section shall be a trust company or bank in good standing, shall be eligible to serve as Trustee under the Act, having a reported capital and surplus of not less than $50,000,000 and be willing to accept the trusteeship under the terms and conditions of this Indenture.

          In case at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this
Article VIII prior to the date specified in the notice of resignation as the date when such resignation shall take effect, the holder of any Bond or the resigning Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

          Section 8.10. Concerning any Successor Trustees. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and also to the Issuer, the Company, and the Credit Bank an instrument in writing accepting such appointment hereunder, and thereupon such successor shall become fully vested with all the trusts, Powers, rights, obligations, duties, remedies, immunities and Privileges of its predecessor; but, nevertheless, (1) such predecessor shall, on the written request of the Issuer, execute and deliver an instrument transferring to such successor Trustee all the trusts, powers, rights, obligations, duties, remedies, immunities and privileges of such predecessor hereunder and
(2) such predecessor shall deliver all securities and moneys held by it as Trustee hereunder to its successor. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the trusts, powers, rights, obligations, duties, remedies, immunities and privileges hereby vested in the predecessor any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer at the expense of the Company. The resignation of any Trustee and the instrument or instruments removing any Trustee and appointing a successor hereunder, together with all other instruments provided for in this Article, shall be filed or recorded by the successor Trustee in each recording office, if any, where the Indenture or a financing statement relating thereto shall have been filed or recorded.

          Section 8.11. Designation and Succession of Paying Agents; Agreement with Paying Agent. The Trustee shall be a Paying Agent for the Bonds. The Issuer shall appoint one or more additional Paying Agents for the Bonds, if so requested by the Company.

          Each Paying Agent (other than the Trustee) agrees hold in trust for the benefit of the holders of the Bonds or the Trustee all sums held by such Paying Agent for the payment of the principal of and premium, if any, or interest on, the Bonds, and shall give to the Trustee notice of any default by the Company upon the Bonds in the making of any such payment. Every such Paying Agent appointed pursuant to the provisions of this Section shall be a trust company or bank in good standing having a reported capital and surplus of not less than $50,000,000, if there be such an institution willing, qualified and able to accept the trust upon customary terms.

          The Issuer, at the direction of the Company, shall at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


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


          The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are Specified in Section 8.01 hereof with respect to the Trustee insofar as such provisions may be applicable.

          Section 8.12. Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as a trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section are adapted to these ends.

          In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them. Notwithstanding the foregoing, any co-trustee appointed under the provisions of this Indenture shall not automatically become the beneficiary of the Letter of Credit but must comply with the provisions of the Reimbursement Agreement in order to exercise the rights and powers of the Trustee under the Letter of Credit.

          Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer at the expense of the Company. In case any separate or co-trustee or successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, tights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate or co-trustee.

          Section 8.13. Trustee Protected in Relying Upon Resolution, Etc. The resolutions, ordinances, opinions, certificates and other instruments provided for in this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the release of property and the withdrawal of cash hereunder.

          Section 8.14. Successor Trustee As the Trustee of Bond Fund and Construction Fund, Paying Agent and Registrar. In the event of a change in the office of the Trustee, the predecessor Trustee which has resigned or been removed shall cease to be Trustee of the Bond Fund and the Construction Fund and Registrar and Paying Agent for principal of and premium, if any, and interest on, the Bonds, and the successor Trustee shall become such Trustee, Registrar and Paying Agent.

          Section 8.15. Disqualification; Conflicting Interest.

          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest resign in the manner specified in this Article VIII.

          (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section the Trustee shall, within ten (10) days after the expiration of such 90-day period, give Notice by Mail of such failure to all holders and the Credit Bank.

          (c) For the purposes of this Section the Trustee shall be deemed to have a conflicting interest if

               (1) The Trustee is trustee under another indenture under which any other securities or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

               (i) This Indenture and such other indenture or indentures are wholly unsecured, unless the Securities and Exchange Commission (the "Commission") shall have found and declared by order pursuant to Section 305(b) or Section 307(c) the Trust Indenture Act of 1939, that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures; or

               (ii) The Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under _____ of such indentures;

          (2) The Trustee or any of its directors or executive officers is an obligor upon the Bonds or an underwriter for the Company;

          (3) The Trustee directly or indirectly controls is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

          (4) The Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one
(1) individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine (9), one (1) additional individual may be a director or an executive officer, or both, of the Trustee and a director of the company; and
(iii) the Trustee
may be designated by the Company or by an underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depository, or in any other similar capacity, or, subject to the provisions or paragraph (1) of this subsection, to act as trustee, whether under an indenture or otherwise;

          (5) Ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner, or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two (2) or more of such persons;

          (6) The Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), (i) five percent (5%) or more of the voting securities, or ten percent (10%) or more of any other class of security, of the Company not including the Bonds issued under this indenture and securities issued under any other indenture under which the Trustee is also the trustee, or (ii) ten percent (10%) or more of any class of security of an underwriter for the Company;

          (7) The Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), five percent (5%) or more of the voting securities of any person who, to the knowledge of the trustee, owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (8) The Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this subsection defined), ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty percent (50%) or more of the voting securities of the Company; or

          (9) The Trustee owns, on June 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (6), (7) or
(8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two (2) years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after June 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such June 15. If the Company fails to make payment in full under the Agreement for the payment of the principal of, or the premium, if any, or interest on, any of the Bonds when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection.

          The specification of percentages in paragraphs (5) to (9) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this subsection.

          For the purposes of paragraphs (6), (7), (8) and (9) of this subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder or (C) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

          (d) For the purposes of this Section:

               (1) The term "underwriter" when used with reference to the Company means every person who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary, distributors' or sellers' commission.

               (2) The term "director" means any director of corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

               (3) The term "person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a corporation, and any individual customarily performing similar functions with, respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

               (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

               (5) The term "Company" means any obligor upon the Agreement.

               (6) The term "executive officer" means the President, every vice president, every trust officer, the cashier, the secretary, the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

               (1) A specific percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

               (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

               (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

               (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                    (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                    (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                    (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                    (iv) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

               (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

          Section 8.16. Preferential Collection of Claims Against Company.

          (a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four (4) months prior to a default, as defined in subsection (c) of this Section or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Bondholders and the holders of other indenture securities (as defined in subsection (c) of this Section):

               (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four (4) month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in a paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if petition in bankruptcy had been filed by or against the Company upon the date of such default; and

               (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor or in satisfaction or composition thereof, or otherwise, after the beginning of such four (4) month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

                    (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law;

                    (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four (4) month period;

                    (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four (4) month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within four (4) months; or

                    (D) to receive payment on any claim referred to in paragraph
(B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

                    For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four (4) month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

                    If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, and Bondholders and the holders of other indenture securities in such manner that the Trustee, the Bondholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Bondholders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Bondholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Bondholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any security or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

                    The Trustee which has resigned or been removed after the beginning of such four (4) month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four (4) month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

                         (i) the receipt of property or reduction of claim,
which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four (4) month period; and

                         (ii) such receipt of property or reduction of claim
occurred within four (4) months after such resignation or removal.

          (b) There shall be excluded from the operation of subsection (a) of this Section any amounts drawn under the Letter of Credit, or a creditor relationship arising from:

               (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one (1) year or more at the time of acquisition by the Trustee;

               (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at the time be subject to the lien on this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Bondholders at the time and in the manner provided in this Indenture;

               (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

               (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

               (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

               (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

          (c) For the purposes of this Section only:

               (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Bonds or upon the other indenture securities when and as such principal or interest becomes due and payable.

               (2) The term "other indenture securities" means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

               (3) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

               (4) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously rich the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

               (5) The term "Company" means any obligor upon the Agreement.

          Section 8.17. Reports by the Trustee.

          (a) The term "reporting date", as used in this Section, means June 1 of each year, commencing on June 1, 1986. Within sixty (60) days after the reporting date in each year, the Trustee shall transmit by first-class mail to all Bondholders, as their names and addresses appear in the list of Bondholders required by the terms of Section 2.05 of this Indenture to be kept by the Trustee, and the Credit Bank, a brief report dated as of such reporting date with respect to:

               (1) its eligibility under Section 8.02 and qualification under
Section 8.15, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;

               (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien of charge, prior to that of the Bonds, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of one percent (.005%) of the principal amount of the Bonds outstanding on the date of such report;

               (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Agreement) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based on a creditor relationship arising in any manner described in
Section 8.15(b)(2), (3), (4) or (6);

               (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

               (5) any additional issue of Bonds which the Trustee has not previously reported; and

               (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Bonds, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 8.04.

          (b) The Trustee shall transmit by first-class mail to all Bondholders, as their names and addresses appear in the list of Bondholders required by the terms of Section 2.05 hereof to be kept by the Trustee, and the Credit Bank a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien of charge, prior to that of the Bonds, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report to the Bondholders such advances if such advances remaining unpaid at any time aggregate ten percent (10%) or less of the principal amount of the Bonds outstanding at such time, such report to be transmitted within ninety (90) days after such time.

          (c) A copy of each such report shall, at the time of such transmission to Bondholders, be filed by the Trustee with each stock exchange upon which the Bonds are listed, if any, and also with the Commission in the event this Indenture is qualified under the Trust Indenture Act of 1939, as amended. The Company will notify the Trustee when the Bonds are listed on any stock exchange.

                                   ARTICLE IX

                            MODIFICATION OF INDENTURE

          Section 9.01. Modification without Consent of Bondholders. The Issuer and the Trustee, from time to time and at any time, (with the consent of the Credit Bank during the term of the Letter of Credit) and subject to the conditions and restrictions in this Indenture contained, may enter into an indenture or indentures supplemental hereto, which indenture or indentures thereafter shall form a part hereof, for any one or more of the following purposes:

          (a) to add to the covenants and agreements of the Issuer in this Indenture contained, other covenants and agreements thereafter to be observed, or to assign or pledge additional security for the Bonds (including an Alternate Credit Facility), or to surrender any right or power herein reserved to or conferred upon the Issuer, provided, that no such covenant, agreement, assignment, pledge or surrender shall materially adversely affect the interests of the holders of the Bonds;

          (b) to make such provisions for the purpose of curing any ambiguity, inconsistency or omission, or of curing, correcting or supplementing any defective provision contained in this Indenture, or in regard to matters or questions arising under this Indenture, and not inconsistent with this Indenture and which shall not materially adversely affect the interests of the holders of the Bonds;

          (c) to modify, amend or supplement this Indenture or any indenture supplemental hereto in such manner as to permit the qualification hereof or thereof under the Trust Indenture Act of 1939 or any similar federal statute hereafter in effect, and, if they so determine, to add to this Indenture or any indenture supplemental hereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute, and which shall not adversely affect the interests of the holders of the Bonds;

          (d) to provide for the issuance of Additional Bonds;

          (e) to modify, amend or supplement this Indenture or any indenture supplemental hereto, as the Issuer may deem necessary or desirable and not inconsistent with this Indenture and which shall not materially adversely affect the interests of the holders of the Bonds in connection with an Alternate Credit Facility; or

          (f) to provide procedures permitting bondholders to utilize an uncertificated system of registration for Bonds.

          Any supplemental indenture authorized by the provisions of this Section may be executed by the Issuer and the Trustee without the consent of (or notice to) the holders of any of the Bonds at the time outstanding, notwithstanding any of the provisions of Section 9.02, but (i) the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, and (ii) the Trustee shall not enter into any such supplemental indenture without first obtaining the written consent of the Company.

          Section 9.02. Modification with Consent of Bondholders. With the consent of the Credit Bank (during the term of the Letter of Credit) and the holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the then outstanding Bonds, evidenced as provided in Section 11.07, the Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture; provided, however, that no such supplemental indenture shall (1) extend the fixed maturity of any Bond or reduce the rate of interest thereon or extend the time of payment of interest, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each Bond so affected, or (2) reduce the aforesaid percentage of holders of Bonds of any series whose consent is required for the execution of such supplemental indentures, or extend the time of payment or reduce the amount of any sinking fund payment, or permit the creation of any lien on the Revenues prior to or on a parity with the lien of this Indenture, except as permitted herein, or permit the creation of any preference of any Bondholder over any other Bondholder or deprive the holders of the Bonds of the lien created by this Indenture upon the Revenues, without the consent of the holders of all the Bonds then outstanding. Upon receipt by the Trustee of a Certified Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Company and the Bondholders, as aforesaid, the Trustee shall join with the Issuer in the execution of such supplemental indenture, unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give Notice by Mail, setting forth in general terms the substance of such supplemental indenture, to each Bondholder at the address contained in the bond register maintained by the Trustee. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          Section 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions of this Article IX, this Indenture shall be and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all holders of outstanding Bonds shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be part of the terms and conditions of this Indenture for any and all purposes.

          Section 9.04. Opinion of Counsel as to Supplemental Indenture. Subject to the provisions of section 8.01, the Trustee may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to the provisions of this Article IX complies with the requirements of this Article IX.

          Section 9.05. Notation of Modification on Bonds; Preparation of New Bonds. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee, as to any matter provided for in such supplemental indenture, and if such supplemental indenture shall so provide, new Bonds, so modified as to conform, in the opinion of the Trustee and the Issuer, to any modification of this Indenture contained in any such supplemental indenture, may be prepared by the Issuer, authenticated by the Trustee and delivered without cost to the holders of the Bonds then outstanding, upon surrender for cancellation of such Bonds in equal aggregate principal amounts.

                                   ARTICLE X

                                   DEFEASANCE

          Section 10.01. Discharge of Indenture. If the entire indebtedness on all Bonds outstanding shall be paid and discharged in any one or more of the following ways:

          (a) by the payment of the principal of (including redemption premium, if any) and interest on Bonds Outstanding, as and when the same become due and payable; or

          (b) by the delivery to the Trustee, for cancellation by it, of all Bonds Outstanding;

and if all other sums payable hereunder by the Issuer shall be paid and discharged, then thereupon this Indenture shall cease, terminate and become null and void (except as to any surviving rights of payment, registration, transfer or exchange of Bonds) and thereupon the Trustee shall, upon Written Request of the Issuer, and upon receipt by the Trustee of a Certificate of the Issuer and an Opinion of Counsel, each stating that in the opinion of the signers all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, forthwith execute proper instruments acknowledging satisfaction of and discharging this Indenture. The satisfaction and discharge of this Indenture shall be without prejudice to the rights of the Issuer and the Trustee to charge and be reimbursed by the Company for any expenditures which it may thereafter incur in connection herewith.

          During any period that a Letter of Credit is in effect, any 1985 Series B Bond or any Authorized Denomination thereof shall be deemed to be paid within the meaning of this Indenture when such 1985 Series B Bond or Authorized Denomination thereof is paid from moneys which are Available Moneys.

          During any period that a Letter of Credit is not in effect, any Bond or Authorized Denomination thereof shall be deemed to be paid within the meaning of this Indenture when (a) payment of the principal of and premium, if any, on such Bond or Authorized Denomination thereof, plus interest thereon to the due date thereof (whether such due date is by reason of maturity or upon redemption as provided herein) either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided for by irrevocably depositing with the Trustee in trust and irrevocably set aside exclusively for such payment (1) moneys sufficient to make such payment and/or
(2) Government Obligations maturing as to principal and interest in such amount and at such time as will insure the availability of sufficient moneys to make such payment, and (b) all necessary and proper fees, compensation and expenses of the Issuer and the Trustee pertaining to any such deposit shall have been paid or the payment thereof provided for to the satisfaction of the Issuer and the Trustee. At such times as a Bond or Authorized

Denomination thereof shall be deemed to be paid hereunder, as aforesaid, such Bond or Authorized Denomination thereof shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes of any such payment from such moneys or Government Obligations.

          The Issuer or the Company may at any time surrender to the Trustee for cancellation by it any Bonds previously authenticated and delivered which the Issuer or the Company lawfully may have acquired in any manner whatsoever, and such Bonds, upon such surrender and cancellation, shall be deemed to be paid and retired.

          Section 10.02. Discharge of Liability on Bonds. Upon the deposit with the Trustee, in trust, at or before maturity, of Available Moneys in the necessary amount (as provided in Section 10.04) to pay or redeem an outstanding series of Bonds (whether upon or prior to their maturity or the redemption date of such series of Bonds), provided that, if such series of Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for giving such notice, all liability of the Issuer and the Company in respect of such series of Bonds shall cease, terminate and be completely discharged, and the holders thereof shall thereafter be entitled only to payment out of the money deposited with the Trustee as aforesaid for their payment, subject, however, to the provisions of Section 10.03.

          Section 10.03. Payment of Bonds after Discharge of Indenture. Notwithstanding any provisions of this indenture, any moneys deposited with the Trustee or any paying agent in trust for the payment of the principal of, or interest or premium on, any Bonds remaining unclaimed for four years after the principal of all the outstanding Bonds has become due and payable (whether at maturity or upon call for redemption or by declaration as provided in this Indenture), shall then be repaid to the Company upon its Written Request, and the holders of such Bonds shall thereafter be entitled to look only to the Company for payment thereof, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that before the repayment of such moneys to the Company as aforesaid, the Trustee or paying agent, as the case may be may (at the cost of the Company) first publish at least once in a Qualified Newspaper and in a newspaper of general circulation in Columbia County, Oregon, a notice, in such form as may be deemed appropriate by the Trustee or such paying agent, in respect of the Bonds so payable and not presented and in respect of the provisions relating to the repayment to the Company of the moneys held for the payment thereof. In the event of the repayment of any such moneys to the Company as aforesaid, the holders of the Bonds in respect of which such moneys were deposited shall thereafter be deemed to be unsecured creditors of the Company for amounts equivalent to the respective amounts deposited for the payment of such Bonds and so repaid to the Company (without interest thereon).

          Section 10.04. Deposit of Money or Securities with Trustee. Whenever in this Indenture it is provided or permitted that there be deposited with or held in trust by the Trustee money or securities in the necessary amount to pay or redeem any Bonds, the money or securities so to be deposited or held may include money or securities held by the Trustee in the funds and accounts established pursuant to this Indenture (exclusive of the Construction Fund) and shall be --

          (a) lawful money of the United States of America in an amount equal to the principal amount of such Bonds and all unpaid interest thereon to maturity, except that, in the case of Bonds which are to be redeemed prior to maturity and in respect of which notice of such redemption and of such deposit shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice, the amount to be deposited or held shall be the principal amount or redemption price of such Bonds and all unpaid interest thereon to the redemption date; or

          (b) Government Obligations the principal of and the interest on which when due will provide money sufficient to pay the principal or redemption price of and all unpaid interest to maturity, or to the redemption date, as the case may be, on the Bonds to be paid or redeemed, as such principal or redemption price and interest become due, provided that, in the case of Bonds which are to be redeemed prior to the maturity thereof, notice of such redemption and of such deposit shall have been given as in Article IV provided or provision satisfactory to the Trustee shall have been made for the giving of such notice; provided, in each case, that the Trustee shall have been irrevocably instructed (by the terms of this Indenture or by Written Request of the Issuer) to apply such money to the payment of such principal or redemption price and interest with respect to such Bonds.

                                   ARTICLE XI

                                  MISCELLANEOUS

          Section 11.01. Successors of Issuer. All the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of the Issuer, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not. If any of the powers or duties of the Issuer shall hereafter be transferred by any law of the State of Oregon, and if such transfer shall relate to any matter or thing permitted or required to be done under this Indenture by the Issuer, then the body or official of the State of Oregon who shall succeed to such powers or duties shall act and be obligated in the place and stead of the Issuer as in this Indenture provided.

          Section 11.02. Limitation of Rights to Parties and Bondholders. Nothing in this Indenture or in the Bonds expressed or implied is intended or shall be construed to give to any person other than the Issuer, the Trustee, the Company and the holders of the Bonds issued hereunder any legal or equitable right, remedy or claim under or in respect of this Indenture or any covenant, condition or provision therein or herein contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Issuer, the Trustee, the Company and the holders of the Bonds issued hereunder.

          Section 11.03. Waiver of Notice. Whenever in this Indenture the giving of Notice by Mail or otherwise is required, the giving of such notice may be waived in writing by the person entitled to receive such notice and in any such case the giving or receipt of such notice shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          Section 11.04. Destruction of Bonds. Whenever in this Indenture provision is made for the cancellation by the Trustee and the delivery to the Issuer of any Bonds, the Trustee may, upon the Written Request of the Issuer, in lieu of such cancellation and delivery, destroy such Bonds, in the presence of an officer of the Issuer (if the Issuer shall so require), and deliver a certificate of such destruction to the Issuer.

          Section 11.05. Separability of Invalid Provisions. In case any one or more of the provisions contained in this Indenture or in the Bonds shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Indenture, but this Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

          Section 11.06. Notices. It shall be sufficient service of any notice, request, complaint, demand or other paper on the Issuer, the Trustee, the Company or the Credit Bank if the same shall be duly mailed by registered or certified mail, postage prepaid, addressed as follows:

To the Issuer:       Port of St. Helens, Oregon
                     P.O. Box 598
                     St. Helens, Oregon 97051
                     Attention:  Port Manager

To the Company:      Portland General Electric Company
                     121 S.W. Salmon Street
                     Portland, Oregon 97204
                     Attention: Vice President and Treasurer

To the Trustee:      Chemical Bank
                     55 Water Street
                     New York, New York 10041
                     Attention:   Corporate Trustee
                     Administration Dept.

To the Credit Bank:  The Long-Term Credit Bank of Japan, Ltd.
                     440 South Flower Street, Suite 3700
                     Los Angeles, California 90071
                     Attn: U.S. Corporate Business Section

The Issuer, the Trustee, the Company and the Credit Bank may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. A duplicate copy of each notice, certificate or other communication given hereunder by the Issuer or the Trustee to the other shall also be given to the Company and to the Credit Bank.

          Section 11.07. Evidence of Rights of Bondholders. (a) Any request, consent, demand for redemption or other instrument required by this Indenture to be signed and executed by Bondholders may be in any number of concurrent writings of substantially similar tenor and may be signed or executed by such Bondholders in person or by agent or agents duly appointed in writing. Proof of the execution of any such request, consent, demand for redemption or other instrument or of a writing appointing any such agent, or of the holding by any person of Bonds transferable by delivery, shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee, and of the Issuer if made in the manner provided in this Section.

          (b) The fact and date of the execution by any person of any such request, consent, demand for redemption or other instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer of any jurisdiction, authorized by the laws thereof to take acknowledgments of deeds, certifying that the person signing such request, consent, demand for redemption or other instrument or writing acknowledged to him the execution thereof.

          (c) The ownership of registered Bonds shall be proved by the Bond register maintained by the Trustee pursuant to section 2.05 hereof. The fact and the date of execution of any request, consent or other instrument by the person so executing such request, consent or other instrument may also be proved in any manner which the Trustee may deem sufficient. The Trustee may nevertheless, in its discretion, require further proof in cases where it may deem further proof desirable.

          Any request, consent, demand for redemption or vote of the holder of any Bond shall bind every future holder of the same Bond and the holder of any Bond issued in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Issuer in pursuance of such request, consent, demand for redemption or vote.

          (d) In determining whether the holders of the requisite aggregate principal amount of Bonds have concurred in any demand, request, direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer, by the Company or by any other direct or indirect obligor on the Bonds, or by any person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Company, or any other direct or indirect obligor on the Bonds, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, provided that, for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, direction, consent or waiver, only Bonds which the Trustee knows to be so owned shall be disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this subsection (d) if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Bonds and that the pledgee is not a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Issuer, the Company or any other direct or indirect obligor on the Bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

          (e) In lieu of obtaining any demand, request, direction, consent or waiver in writing, the Trustee may call and hold a meeting of the Bondholders upon such notice and in accordance with such rules and regulations as the Trustee considers fair and reasonable for the purpose of obtaining any such action.

          Section 11.08. Waiver of Personal Liability. No member, officer, agent or employee of the Issuer, and no officer, official, agent or employee of the State of Oregon or any department, board or agency of the foregoing shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by this Indenture.

          Section 11.09. Applicable Law. The power and authority of the Issuer to issue the Bonds and the rights and obligations of the Issuer hereunder shall be governed by and construed in accordance with the laws of the State of Oregon; otherwise this Indenture shall be governed by and construed in accordance with the laws of the State of New York. Without limiting the generality of the foregoing, the duties, liabilities, rights, privileges and immunities of the Trustee in relation to the Company, the Credit Bank and the holders of the Bonds shall be governed exclusively by and construed in accordance with the laws of the State of New York.

          Section 11.10. Publication of Notices. Any publication of notice to be made under the provisions of this Indenture may be made in each instance upon any business day of the week, and, except as provided in Section 10.03, no such publication shall be required if such Notice is given by Mail to the holders of all Bonds then outstanding.

          Section 11.11. Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Port of St. Helens, Oregon, has caused this Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, and Chemical Bank, in token of its acceptance of the trust created hereunder, has caused this Indenture to be signed in its name and its seal to be hereunto affixed and attested by its duly authorized officers, respectively, all as of the day and year first above written.

                                            PORT OF ST. HELENS, OREGON


                                            By /s/ [illegible]
                                              ----------------------------------
[SEAL]

Attest:

/s/ [illegible]
-----------------------------
                                            CHEMICAL BANK
                                              as Trustee


                                            By /s/ [illegible]
                                              ----------------------------------
                                                          Vice President
[SEAL]

Attest:

/s/ [illegible]
-----------------------------
Assistant Secretary

                                    EXHIBIT A

                                 [FORM OF BOND]

                             [FORM OF FACE OF BOND]

No. B __                                                             $


                            UNITED STATES OF AMERICA
                                 STATE OF OREGON
                           PORT OF ST. HELENS, OREGON
                              VARIABLE RATE DEMAND
                         POLLUTION CONTROL REVENUE BOND
                   (PORTLAND GENERAL ELECTRIC COMPANY PROJECT)
                                  1985 SERIES B

          NEITHER THE FAITH AND CREDIT NOR THE TAXING POWER
          OF THE PORT, THE STATE OF OREGON OR ANY POLITICAL
          SUBDIVISION THEREOF IS PLEDGED TO THE PAYMENT OF
          THE PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON
          THIS BOND.

MATURITY DATE:  June 1, 2010      DATED:                                  CUSIP

Registered Owner:

Principal Amount:

          The PORT OF ST. HELENS, OREGON, a municipal corporation of the State of Oregon (the "Issuer"), for value received, hereby promises to pay (but only out of Revenues as hereinafter provided) to the registered owner identified above or registered assigns, on the maturity date set forth above, the principal sum set forth above and to pay (but only out of the source hereinafter provided) interest on the balance of said principal amount from time to time remaining unpaid from and including the date hereof (except as otherwise provided in the Indenture) until payment of said principal amount has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined), and to pay (but only out of the source hereinafter provided) interest on overdue principal and, to the extent permitted by law, on overdue interest at the rate of 10% per annum, except as the provisions hereinafter set forth with respect to redemption prior to maturity or purchase in lieu of redemption may become applicable hereto, the principal of and premium, if any, on this Bond being payable at final maturity or redemption in lawful money of the United States of America at the principal corporate trust office of Chemical Bank in New York, New York, as Trustee, or its successor in trust (the "Trustee") or any paying agency. Interest payments on this Bond shall be made by Chemical Bank, or its successors and assigns or any paying agency, including the United States National Bank of Oregon, its successors and assigns (the "Paying Agent") with respect to the 1985 Series B Bonds (as hereinafter defined), on each Interest Payment Date (as hereinafter defined) to the registered owner hereof as of the close of business on the last Business Day (as defined in the Indenture) prior to any Interest Payment Date (during a Daily Interest Rate Period, a Weekly Interest Rate Period or a Term Interest Rate Period (all as defined in the Indenture) of less than three months), and as of the close of business on the fifteenth day prior to any Interest Payment Date during a Term Interest Rate Period of three months or more (as defined in the Indenture) (the "Record Date"), and shall be paid (i) during any Term Interest Rate Period of six months or more by clearinghouse check or draft mailed on the Interest Payment Date to such registered owner at its address as it appears on the registration books of the Issuer maintained by the Trustee or its successors and assigns, or at such other address as is furnished in writing by such registered owner to the Trustee not later than the Record Date or (ii) during any Daily Interest Rate Period, any Weekly Interest Rate Period or any Term Interest Rate Period of less than six months in immediately available funds (by federal funds check or deposit to the account of the registered owner of such 1985 Series B Bond if the account is maintained with the Paying Agent or by wire transfer with respect to holders of $500,000 or more in aggregate principal amount) on the Interest Payment Date in accordance with written instructions of the registered owner given to the Trustee not later than the Record Date.

          No member or officer of the Issuer, nor any person executing this Bond, shall in any event be subject to any personal liability or accountability by reason of the issuance of the Bonds

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS ARE HEREBY INCORPORATED BY REFERENCE AS IF SET FORTH HERE IN FULL.

          It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and statutes of the State of Oregon and that the amount of this Bond, together with all other indebtedness of the Issuer, does not exceed any limit prescribed by the Constitution or statutes of the State of Oregon.

          This Bond shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication hereon endorsed shall have been signed by the Trustee.

          IN WITNESS WHEREOF, the Port of St. Helens, Oregon has caused this Bond to be executed in its name and on its behalf by the facsimile signature of the President of its Board of Port Commissioners and its corporate seal to be hereunto impressed or imprinted hereon and attested by the facsimile signature of its Secretary, all as of the above date.

                                            PORT OF ST. HELENS, OREGON


                                            By          (Facsimile Signature)
                                              ----------------------------------
                                               President, Board of Port
                                                 Commissioners
[SEAL]


ATTEST:

   (Facsimile Signature)
---------------------------
         Secretary

                                    [Form of]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Bonds described in the within mentioned Indenture of Trust.

Dated:
      ------------------------------


                                            __________________,  as Trustee


                                            By_______________________________
                                                     Authorized Officer



                                [REVERSE OF BOND]

          The Bonds are authorized to be issued pursuant to the provisions of Oregon Revised Statutes Chapter 777, as amended and supplemented to the date hereof (herein called the "Act"). The Bonds are special obligations of the Issuer and, as and to the extent set forth in the Indenture, are payable solely from, and secured by a pledge of and lien on, the Revenues (as that term is defined in the Indenture). The 1985 Series B Bonds are all issued under and secured by and entitled to the benefits of the Indenture, including the security of a pledge and assignment of certain revenues and receipts derived by the Issuer pursuant to the Lease and Sublease Agreement between the Issuer and the Company dated as of June 1, 1985 (the "Agreement"), pursuant to which the Company has leased the Project to the Issuer and the Issuer has subleased the Project to the Company for rental payments due at such times and in such amounts as to provide for the payment when due of the principal, premium, if any, and interest on the 1985 Series B Bonds (the "Rental Payments"), and all receipts of the Trustee credited under the provisions of the Indenture against such payments, including all moneys drawn by the Trustee under the irrevocable Letter of Credit, together with any Substitute Letter of Credit (as those terms are defined in the Indenture) issued in substitution therefor in accordance with the Agreement (the "Letter of Credit"), of The Long-Term Credit Bank of Japan, Ltd., acting through its Los Angeles Agency, together with any bank issuing a Substitute Letter of Credit in accordance with the Agreement (the "Credit Bank"), in favor of the Trustee on behalf of the Issuer, at the request and for the account of the Company, amounts realized by the Trustee from any Alternate Credit Facility (as defined in the Indenture) furnished by the Company in accordance with the Agreement and from any other moneys held by the Trustee under the Indenture for such purpose and there shall be no other recourse against the Issuer or any property now or hereafter owned by it.

          This Bond is one of a duly authorized issue of bonds of the Issuer designated as the "Port of St. Helens, Oregon Variable Rate Demand Pollution Control Revenue Bonds (Portland General Electric Company Project) 1985 Series B" (the "1985 Series B Bonds"), limited in aggregate principal amount as provided in, and issued under and secured by, an Indenture of Trust, dated as of June 1, 1985 (the "Indenture"), between the Issuer and the Trustee. The Indenture also permits the issuance of additional series thereunder. (The 1985 Series B Bonds and such additional series are sometimes collectively referred to herein as the "Bonds"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights thereunder of the registered owners of the Bonds, of the nature and extent of the security, of the rights, duties and immunities of the Trustee and of the rights and obligations of the Issuer thereunder, to all of the provisions of which Indenture the registered owner of this 1985 Series B Bond, by acceptance hereof, assents and agrees.

          The 1985 Series B Bonds are issuable as fully registered bonds without coupons in denominations of $100,000 or any integral multiple thereof; provided that during any Term Interest Rate Period of six months or more, the 1985 Series B Bonds shall be in denominations of $5,000 or any integral multiple thereof (herein "Authorized Denominations"). Subject to the limitations and upon payment of the charges, if any, provided in the Indenture, 1985 Series B Bonds may be exchanged at the principal office of the Trustee initially located in New York, New York for a like aggregate principal amount of 1985 Series B Bonds of other Authorized Denominations.

          This 1985 Series B Bond is transferable by the registered owner hereof, in person, or by its attorney duly authorized in writing, at the principal corporate trust office of the Trustee, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this 1985 Series B Bond. Upon such transfer a new fully registered 1985 Series B Bond or 1985 Series B Bonds, in an Authorized Denomination, for the same aggregate principal amount, will be issued to the transferee in exchange therefore. The Issuer and the Trustee may treat the registered owner hereof as the absolute owner hereof for all purposes, and the Issuer and the Trustee shall not be affected by any notice to the contrary.

          The term of the 1985 Series B Bonds will be divided into consecutive Interest Rate Periods, as provided in the Indenture, during each of which the 1985 Series B Bonds shall bear interest at the Daily Interest Rate, the Weekly Interest Rate or the Term Interest Rate. The first Interest Rate Period shall be a Daily Interest Rate Period.

          The Issuer has initially appointed Goldman, Sachs & Co. as Remarketing Agent (the "Remarketing Agent") during a Daily Interest Rate Period or a Weekly Interest Rate Period under the Indenture.

          Interest on the 1985 Series B Bonds shall be paid, with respect to each Interest Rate Period, on the day next succeeding the last day thereof and
(i) on the first Business Day of each calendar month with respect to any Daily Interest Rate period or any Weekly Interest Rate Period, and (ii) semiannually, on the first day of the sixth calendar month following the effective date of a Term Interest Rate Period of six months or more, and on the first day of each successive sixth calendar month with respect to such Term Interest Rate Period (an "Interest Payment Date"). Interest shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, except that during any Term Interest Rate Period of six months or more, interest shall be computed upon the. basis of a 360-day year consisting of twelve 30-day calendar months. Interest on the 1985 Series B Bonds shall first accrue from and including the date of the first authentication and delivery of 1985 Series B Bonds and shall accrue from and including each subsequent Interest Payment Date to and including the day immediately preceding the next following Interest Payment Date (each such period being hereinafter called an "Interest Period") to and including the date on which payment of the principal or redemption price thereof has been made or provided for.

          The Indenture provides that during each Daily Interest Rate Period, the 1985 Series B Bonds shall bear interest at the Daily Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on each Business Day for the next succeeding Business Day. The Daily Interest Rate shall be the rate determined by the Remarketing Agent to be the minimum interest rate which, if borne by the 1985 Series B Bonds, would enable the Remarketing Agent to sell the 1985 Series B Bonds on such date at a price equal to the principal amount thereof. Notwithstanding the foregoing, (a) with respect to any day, if the Remarketing

Agent does not provide the Trustee with timely telephonic notice of a change in the Daily Interest Rate for such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day; and (b) if for any reason a Daily Interest Rate so determined for any day shall be held to be invalid or unenforceable by a court of law, the Daily Interest Rate for such day shall, as determined by the Remarketing Agent, be a percentage per annum equal to 115% of the highest grade 30-day tax-exempt commercial paper rate or index most recently published in The Bond Buyer or any successor thereto, or, if such rate or index is no longer published a percentage per annum, as determined by the Trustee, equal to 60% of the Treasury Rate (as defined in the Indenture).

          The Company may elect to adjust the Interest Rate Period for the 1985 Series B Bonds to a Daily Interest Rate Period. Such direction shall specify the effective date of such adjustment to a Daily Interest Rate Period (which shall be (a) a Wednesday which is a Business Day not less than 15 days following the fifth Business Day following the date of such direction (if the then current Interest Rate Period shall be a Weekly Interest Rate Period) or (b) the Interest Payment Date which is the day next succeeding the last day of the then current Term Interest Rate Period not less than 35 days following the fifth Business Day following the date of such direction), and such direction shall be accompanied by an opinion of nationally recognized bond counsel stating that such adjustment
(1) is authorized or permitted by the Act and the Indenture and (2) will not adversely affect any exemption of the interest on the 1985 Series B Bonds from federal income taxation.

          The Trustee shall give Notice by Mail, as more fully described in the Indenture, of an adjustment to a Daily Interest Rate Period to the registered owners of the 1985 Series B Bonds not less than 15 days (if the then current Interest Rate Period is a Weekly Interest Rate Period) or 35 days (if the then current Interest Rate Period shall be a Term Interest Rate Period) prior to the effective date of such Daily Interest Rate Period.

          The Indenture provides that during each Weekly Interest Rate Period, the 1985 Series B Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day next preceding Wednesday of each week during such

Weekly Interest Rate Period for the week commencing on such Wednesday (provided that if the then current Interest Rate period is a Term Interest Rate Period, the Weekly Interest Rate for the Weekly Interest Rate Period succeeding such Term Interest Rate Period shall be determined on the eighth day (or, if such day is not a Business Day, the next preceding Business Day) prior to the effective date of such Weekly Interest Rate Period). The Weekly Interest Rate shall be the rate determined by the Remarketing Agent to be the minimum interest rate which, if borne by the 1985 Series B Bonds, would enable the Remarketing Agent to sell the 1985 Series B Bonds on such Business Day at a price equal to the principal amount thereof. Notwithstanding the foregoing, if for any reason a Weekly Interest Rate so determined for any period shall be held to be invalid or unenforceable by a court of law, or if for any reason the Weekly Interest Rate cannot be determined for any period as hereinbefore provided, the Weekly Interest Rate shall, as determined by the Remarketing Agent, be a percentage per annum equal to 120% of the highest grade 30-day tax-exempt commercial paper rate or index published in The Bond Buyer or any successor thereto, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee, equal to 65% of the Treasury Rate.

          The Company may elect to adjust the Interest Rate Period for the 1985 Series B Bonds to a Weekly Interest Rate Period. Such direction shall specify the effective date of such adjustment to a Weekly Interest Rate Period (which shall be (a) a Wednesday which is a Business Day not less than 15 days following the fifth Business Day following the date of such direction (if the then current Interest Rate Period is a Daily Interest Rate Period) or (b) the Interest Payment Date which is the day next succeeding the last day of the then current Term Interest Rate Period not less than 35 days following the fifth Business Day following the date of such direction), and such direction shall be accompanied by an opinion of nationally recognized bond counsel stating that such adjustment
(1) is authorized or permitted by the Act and the Indenture and (2) will not adversely affect any exemption of the interest on the 1985 Series B Bonds from federal income taxation.

          The Trustee shall give Notice by Mail, as more fully described in the Indenture, of an adjustment to a Weekly Interest Rate Period to the registered owners of the 1985 Series B Bonds not less than 15 days (if the then current Interest Rate Period is a Weekly Interest Rate Period) or 35 days (if the then current Interest Rate Period shall be a Term Interest Rate

Period) prior to the effective date of such Weekly Interest gate Period.

          The Indenture provides that during each Term Interest gate Period, the 1985 Series B Bonds shall bear interest at the Term Interest Rate, which shall be determined by the Remarketing Agent not later than 4:00 p.m. New York time on the Business Day preceding the first day of such Term Interest Rate period. The Remarketing Agent shall determine a preliminary Term Interest Rate for such Term Interest Rate Period not less than two Business Days prior to the date by which a registered owner of a 1985 Series B Bond must deliver notice demanding redemption of such 1985 Series B Bond. The Term Interest Rate shall be the rate determined by the Remarketing Agent to be the minimum interest rate which, if borne by the 1985 Series B Bonds, would enable the Remarketing Agent to sell the 1985 Series B Bonds on such Business Day at a price equal to the principal amount thereof. Notwithstanding the foregoing, if for any reason a Term Interest Rate so determined for any period shall be held to be invalid or unenforceable by a court of law, or if for any reason, the Term Interest Rate cannot be determined as hereinabove provided, the Term Interest Rate, as determined by the Remarketing Agent, shall be a percentage per annum equal to 100%, 95%, 90%, 85%, 75% or 65%, respectively, of the 11-Bond Index for the most recent period (as published in The Bond Buyer, a publication published in New York City, or any successor thereto) if the length of such Term Interest Rate Period shall equal or exceed 21, 15, 9, 6, or 2 years, or shall be less than 2 years, respectively, or, if such rate or index is no longer published, a percentage per annum, as determined by the Trustee, equal to 95%, 85%, 75% or 60% of the Base Rate (as defined in the Indenture) on the first day of such Term Interest Rate Period if the length of such Term Interest Rate Period shall equal or exceed ten (10), three (3) or one (1) year or shall be less than one (1) year respectively.

          At any time the Company may elect that the Interest Rate Period for the 1985 Series B Bonds shall be a Term Interest Rate Period, and if it shall so elect, shall determine the duration of the Term Interest Rate Period (which may be any period greater than one week and equal to or less than the period of time remaining to final maturity of the 1985 Series B Bonds) during which the 1985 Series B Bonds shall bear interest at the Term Interest Rate. At the time the Company so elects to adjust to a Term Interest Rate Period the Company may specify two or more consecutive Term Interest Rate Periods and, if it so specifies, shall determine the duration of each such

Term Interest Rate Period as provided in this paragraph. Such direction (a) shall specify the effective date of such Term Interest Rate Period(s) (which shall be (1) a Business Day or Business Days which are Interest Payment Dates (if the immediately preceding Interest Rate Period shall be a Daily Interest Rate Period or a Weekly Interest Rate Period) not less than 35 days following the fifth Business Day following the date of such direction or (2) in the case of an adjustment from a Term Interest Rate Period the Interest Payment Date(s) which is the day next succeeding the last day of the then current Term Interest Rate Period(s) and at least 35 days following the fifth Business Day following the date of such direction); (b) shall specify the last day of each thereof; (c) shall specify the last day prior to the effective date of such Term Interest Rate Period(s) specified in such direction by which a registered owner of a 1985 Series B Bond must give notice of demand for redemption of such 1985 Series B Bond on such effective date; (d) shall specify whether or not the preliminary Term Interest Rate determined for such Term Interest Rate Period shall be a minimum Term Interest Rate for such Interest Rate Period; and (e) shall be accompanied by an opinion of nationally recognized bond counsel stating that such adjustment or adjustments and the notice period (referred to in (c) above)
(1) are authorized or permitted by the Act and the Indenture and (2) will not adversely affect any exemption of the interest on the 1985 Series B Bonds from federal income taxation. If, at least five Business Days prior to the thirty-fifth day prior to the last day of any Term Interest Rate Period, the Company shall not have elected that the 1985 Series B Bonds bear interest at a Daily Interest Rate, a Weekly Interest Rate or a Term Interest Rate during the next succeeding Interest Rate Period, the next succeeding Interest Rate Period shall be a Term Interest Rate Period of the same duration as the immediately preceding Term Interest Rate Period.

          The Trustee shall give Notice by Mail, as more fully described in the Indenture, of each Term Interest Rate Period to the registered owners of the 1985 Series B Bonds not less than 35 days prior to the effective date of such Term Interest Rate Period.

          THE FOREGOING PROVISIONS NOTWITHSTANDING, IN NO EVENT SHALL THE INTEREST RATE BORNE BY THE 1985 SERIES B BONDS AT ANY TIME EXCEED FIFTEEN PERCENT (15%) PER ANNUM.

          The Indenture provides that during any Daily Interest Rate Period or any Weekly Interest Rate Period and on the first day of each Term Interest Rate Period, any 1985 Series B Bond or portions thereof in Authorized Denominations shall be redeemed upon demand of the registered owner thereof pursuant to the Indenture, if not purchased or deemed purchased as provided in Section 4.01(b)(iii) of the Indenture.

          The Company has caused the Letter of Credit to be delivered to the Trustee pursuant to the requirements of the Agreement, which permits substitution of a Substitute Letter of Credit if the Company shall furnish to the Trustee (i) an opinion of nationally recognized bond counsel stating that the delivery of such Substitute Letter of Credit to the Trustee is lawful under applicable law and permitted under the Agreement and complies with the terms thereof and that the delivery of such Substitute Letter of Credit will not adversely affect the exemption from federal income taxation of interest on the 1985 Series B Bonds and (ii) written evidence from any rating agency which has an outstanding rating on the 1985 Series B Bonds to the effect that such rating agency has reviewed the proposed Substitute Letter of Credit and that such substitution will not, by itself, result in a reduction or withdrawal of its ratings of the 1985 Series B Bonds from those which then prevail. Pursuant to the Indenture, the Trustee shall draw under the Letter of Credit up to (a) an amount not exceeding the aggregate principal amount of such 1985 Series B Bonds to pay (i) principal of the 1985 Series B Bonds when due upon acceleration, redemption or otherwise, or (ii) the purchase price of such Bonds not remarketed pursuant to the terms of the Remarketing Agreement, plus accrued interest on the date on which such Bonds are to be redeemed, plus (b) an amount equal to 220 days' interest accrued on the Outstanding 1985 Series B Bonds, computed at a rate of 15% per annum, to pay interest on the 1985 Series B Bonds on or prior to June 19, 1992. The Trustee will not be entitled to make drawings under the Letter of Credit for the payment of the principal of or interest on the 1985 Series B Bonds owned of record by the Credit Bank or held by the Trustee for the account of the Credit Bank. The Letter of Credit terminates on June 19, 1992, or upon the occurrence of certain events stated therein.

          The Bonds are subject to optional and mandatory redemption under certain conditions as provided in the Indenture, to the provisions of which reference is hereby made.

          The Company may, at its option, provide an Alternate Credit Facility as provided in the Indenture.

          This Bond is subject to purchase in lieu of redemption under conditions described in the Indenture. BY ACCEPTANCE HEREOF, THE REGISTERED OWNER OF THIS BOND AGREES TO SELL AND SURRENDER THIS BOND, PROPERLY ENDORSED, TO THE DEPOSITORY AGENT IN LIEU OF MANDATORY REDEMPTION UNDER THE CONDITIONS DESCRIBED IN SECTION 4.01(b)(iii) OF THE INDENTURE.

          Notice of any optional or mandatory redemption, as specifically set forth in the Indenture, shall be given by the Trustee by mail not less than 30 days nor more than 60 days prior to the redemption date (except as otherwise provided in the Indenture) to the issuer and the registered owners of each 1985 Series B Bond at the address shown on the registration books of the Trustee.

          No member, officer, agent or employee of the Issuer, and no officer, official, agent or employee of the State of Oregon or any department, board or agency of the foregoing shall be individually or personally liable for the payment of the principal of or premium or interest on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof; but nothing herein contained shall relieve any such member, officer, agent or employee from the performance of any official duty provided by law or by the Indenture.

          The registered owner of this 1985 Series B Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein, or to take any action with respect to any Event of Default (as defined in the Indenture) under the Indenture, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Indenture. If an Event of Default occurs and is continuing, the principal of all 1985 Series B Bonds then Outstanding issued under the Indenture may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture.

          The Issuer, the Depository Agent, the Trustee and any agent of the Issuer, the Depository Agent or the Trustee may treat the person in whose name this 1985 Series B Bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this 1985 Series B Bond be overdue, and neither the

Issuer, the Trustee, the Depository Agent, any paying agent nor any such agent shall be affected by notice to the contrary.

          The Indenture prescribes the manner in which it may be discharged and after which the 1985 Series B Bonds shall no longer be secured by or entitled to the benefits of the Indenture, except for the purposes of registration and exchange of 1985 Series B Bonds and of payment of the principal of and redemption premium, if any, and interest on the 1985 Series B Bonds as the same become due and payable, including a provision that under certain circumstances the 1985 Series B Bonds shall be deemed to be paid if Government Obligations, as defined therein, maturing as to principal and interest in such amounts and at such times as to insure the availability of sufficient moneys to pay the principal of, redemption premium, if any, and interest on the 1985 Series B Bonds shall have been deposited with the Trustee and all necessary and proper fees, compensation and expenses of the Issuer and the Trustee shall have been paid or provided for.

                                    [Form of]
                                   ASSIGNMENT

          FOR VALUE RECEIVED the undersigned do(es) hereby sell, assign and transfer unto ______________________________ the within-mentioned Bond and do(es) hereby irrevocably constitute and appoint ______________________________ attorney, to transfer the same on the books of the Trustee with full power of substitution in the premises.

                  ---------------------------------------------------
                  Dated:_____________________________________________

Note: The signature(s) to this Assignment must correspond with the name(s) as written on the face of the within Bond in every particular, without alteration or enlargement or any change whatsoever.